AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 13, 2021

Registration Nos. 333-        , 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

NORTHWEST NATURAL HOLDING COMPANY NORTHWEST NATURAL GAS COMPANY	Oregon Oregon	82-4710680 93-0256722
(Exact Name of registrant as specified in its charter)	(State of incorporation)	(I.R.S. Employer Identification No.)

250 SW Taylor Street

Portland, Oregon 97204

503-226-4211

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

MARDILYN SAATHOFF

Senior Vice President, Regulation and General Counsel

SHAWN M. FILIPPI

Vice President, Chief Compliance Officer and Corporate Secretary

250 SW Taylor Street

Portland, Oregon 97204

503-226-4211

FRANK H. BURKHARTSMEYER Chief Financial Officer 250 SW Taylor Street Portland, Oregon 97204 503-226-4211	KIMBERLY M. REISLER, Esq. JOHN T. HOOD, Esq. Morgan, Lewis & Bockius LLP 101 Park Avenue New York, New York 10178 212-309-6000
(Names, addresses, including zip codes, and telephone numbers, including area codes, of agents for service)

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

	Large Accelerated Filer	Accelerated Filer	Non-Accelerated Filer	Smaller Reporting Company	Emerging Growth Company
Northwest Natural Holding Company	☒	☐	☐	☐	☐
Northwest Natural Gas Company	☐	☐	☒	☐	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Northwest Natural Holding Company Debt Securities, Junior Subordinated Debentures, Preferred Stock, Common Stock		(1)(2)(3)		(4)
Northwest Natural Holding Company Common Stock (for issuance under the Northwest Natural Holding Company Dividend Reinvestment and Direct Stock Purchase Plan)	473,062 Shares	$52.73 (3)(5)	$24,944,559.26 (5)	$2,721.46 (6)
Northwest Natural Gas Company Debt Securities, Preferred Stock		(1)(2)(3)		(4)

(1)	Omitted pursuant to Form S-3, General Instruction II.E.
(2)

An unspecified aggregate initial offering amount of the securities of each identified class is being registered as may from time to time be offered by each registrant at unspecified prices, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered hereunder. Separate consideration may or may not be received for securities that are issuable upon exercise, settlement, conversion or exchange of other securities.

(3)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (Securities Act), this registration statement also covers such indeterminable number of additional securities as may become deliverable as a result of stock splits, stock dividends or similar transactions.

(4)

In accordance with Rules 456(b) and 457(r) under the Securities Act, each registrant is deferring payment of all of the registration fee. In connection with the securities offered hereby, the registrants will pay “pay as you go registration fees” in accordance with Rule 456(b).

(5)

Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act on the basis of the average of the high and low prices of Northwest Natural Holding Company’s common stock on the New York Stock Exchange composite tape on August 10, 2021.

(6)

Pursuant to Rule 457(p) under the Securities Act of 1933, as amended, $1,842.41 of previously paid filing fees have not been used with respect to the unsold securities that were previously registered by Northwest Natural Holding Company pursuant to Registration Statement No. 333-227662, filed on October 2, 2018, and were not sold thereunder. Such fees are being used to offset a portion of the registration fee. As a result, $879.05 is being remitted herewith.

EXPLANATORY NOTE

This registration statement contains three (3) separate prospectuses:

1.	The first prospectus relates to the offering of the Debt Securities, Junior Subordinated Debentures, Preferred Stock and Common Stock of Northwest Natural Holding Company.

2.	The second prospectus relates to the offering by Northwest Natural Holding Company of its Common Stock under its Dividend Reinvestment and Direct Stock Purchase Plan.

3.	The third prospectus relates to the offering by Northwest Natural Gas Company of Debt Securities and Preferred Stock.

Each offering of securities made under this registration statement will be made pursuant to one of these prospectuses, with the specific terms of the securities offered thereby (other than Common Stock offered under the Northwest Natural Holding Company Dividend Reinvestment and Direct Stock Purchase Plan) set forth in an accompanying prospectus supplement.

This registration statement is separately filed by Northwest Natural Holding Company and Northwest Natural Gas Company on a combined basis. As to each registrant, this registration statement consists solely of the prospectus of such registrant (including the documents incorporated therein by reference) and the information set forth in Part II of this registration statement that is applicable to such registrant. Neither registrant makes any representation as to, or takes any responsibility for, the information relating to the other registrant, except to the extent that such information is included in the portion of this registration statement relating to such registrant.

PROSPECTUS

NORTHWEST NATURAL HOLDING COMPANY

DEBT SECURITIES

JUNIOR SUBORDINATED DEBENTURES

PREFERRED STOCK

COMMON STOCK

Northwest Natural Holding Company (NW Holdings) and its selling securityholders may offer any combination of the securities described in this prospectus in one or more offerings from time to time and in amounts authorized from time to time. NW Holdings will provide specific terms of its securities, including their offering prices, in supplements to this prospectus. The supplements may also add, update or change information contained in this prospectus. You should read this prospectus and any supplements carefully before you invest. Unless otherwise set forth in a prospectus supplement, NW Holdings will not receive any proceeds from the sale of securities by any selling securityholders.

NW Holdings’ common stock is listed on the New York Stock Exchange and trades under the symbol “NWN.”

NW Holdings and any selling securityholder may offer these securities directly or through underwriters, agents or dealers. The supplements to this prospectus will describe the terms of any particular plan of distribution, including any underwriting arrangements. The “Plan of Distribution” section on page 9 of this prospectus also provides more information on this topic.

See the discussion of risk factors on page 3 of this prospectus and in the annual, quarterly and current reports filed with the Securities and Exchange Commission (SEC) under the Securities Exchange Act of 1934, as amended (Exchange Act) by NW Holdings which are incorporated by reference into this prospectus, to read about certain factors you should consider before purchasing any of the securities being offered.

NW Holdings’ principal executive offices are located at 250 SW Taylor Street, Portland, Oregon 97204, and its telephone number is (503) 226-4211.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 13, 2021.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that NW Holdings filed with the SEC, utilizing a “shelf” registration, or continuous offering, process. Under this shelf registration or continuous offering process, NW Holdings or its selling securityholders, from time to time, may sell any combination of the securities described in this prospectus in one or more offerings. NW Holdings may offer any of the following securities: debt securities, junior subordinated debentures, common stock or preferred stock.

This prospectus provides you with a general description of the securities that NW Holdings or our selling securityholders may offer. Each time NW Holdings or our selling securityholders sell securities, NW Holdings will provide a prospectus supplement that will contain specific information about the terms of that offering. Material United States federal income tax considerations applicable to the offered securities will be discussed in the applicable prospectus supplement, if necessary. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

For more detailed information about the securities, you can read the exhibits to the registration statement. Those exhibits have been either filed with the registration statement or incorporated by reference to earlier SEC filings listed in the registration statement.

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WHERE YOU CAN FIND MORE INFORMATION

NW Holdings files annual, quarterly and other reports and other information with the SEC. The SEC maintains a Web site (http://www.sec.gov) that contains reports, proxy statements and other information filed electronically by NW Holdings. NW Holdings also maintains a Web site (http://www.nwnaturalholdings.com). Information contained on NW Holdings’ Web site does not constitute part of this prospectus and is not incorporated by reference into this prospectus. The reference to NW Holdings’ Web site is intended to be an inactive textual reference only.

The SEC allows NW Holdings to “incorporate by reference” the information that NW Holdings files with the SEC, which means that NW Holdings may, in this prospectus, disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. NW Holdings is incorporating by reference the documents listed below (other than any portions of such documents that are deemed to be furnished and not filed) and any future filings NW Holdings makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until the offering that this prospectus relates to is terminated. Information that NW Holdings files in the future with the SEC will automatically update and supersede this information.

We hereby incorporate by reference into this prospectus the following documents that we have filed with the SEC under the Securities Exchange Act File No. 001-38681:

•	NW Holdings’ Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

•	NW Holdings’ Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2021.

•	NW Holdings’ Current Reports on Form 8-K filed with the SEC on June 3, 2021, June 14, 2021, and August 11, 2021.

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The description of our common stock as set forth in our Current Report on Form 8-K12B filed with the SEC on October 1, 2018, including any amendment or reports filed for the purpose of updating such description.

You may request a copy of these documents, at no cost to you, by writing or calling Shareholder Services, Northwest Natural Holding Company, 250 SW Taylor Street, Portland, Oregon 97204, telephone 503-226-4211, extension 2402.

You should rely only on the information contained, or incorporated by reference, in this prospectus and any prospectus supplement. NW Holdings and any selling securityholders have not, and any underwriters, agents or dealers have not, authorized anyone else to provide you with different information. NW Holdings and any selling securityholders are not, and any underwriters, agents or dealers are not, making an offer of these securities or soliciting offers to buy these securities in any jurisdiction where the offer or solicitation is not permitted. You should not assume that the information contained in this prospectus and any prospectus supplement is accurate as of any date other than the date on the front of such document or that the information incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date of the document incorporated by reference.

FORWARD-LOOKING STATEMENTS

This prospectus does, and the documents incorporated herein by reference may, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (Securities Act), and Section 21E of the Exchange Act. Although NW Holdings believes these statements are based on reasonable assumptions, no assurance can be given that actual results will not differ from those in the forward-looking statements contained herein and in the incorporated documents. The forward-looking statements contained herein and in the incorporated documents may be affected by various uncertainties. For a further discussion of forward-looking statements and of factors which may affect forward-looking statements contained herein and in the incorporated documents, see our most recent Annual Report on Form 10-K and any of our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K filed after that Annual Report on Form 10-K, as well as other filings made with the SEC that are incorporated by reference into this prospectus.

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NW HOLDINGS

NW Holdings is a utility holding company primarily engaged, through its wholly-owned subsidiary Northwest Natural Gas Company (NW Natural), in the distribution of natural gas. NW Holdings also owns NW Natural Water Company, LLC (NW Natural Water). NW Natural Water provides water distribution and wastewater services to communities throughout the Pacific Northwest and Texas. NW Natural Water currently serves approximately 64,000 people through about 27,000 connections. Each of NW Holdings’ subsidiaries is a separate legal entity with its own assets and liabilities. NW Holdings’ executive offices are located at 250 SW Taylor Street, Portland, Oregon 97204. Its telephone number is 503-226-4211.

NW Natural is principally engaged in the distribution of natural gas in Oregon and southwest Washington. NW Natural and its predecessors have supplied gas service to the public since 1859.

RISK FACTORS

Investing in the securities involves certain risks. You are urged to read and consider the risk factors described in the annual, quarterly and current reports filed with the SEC under the Exchange Act which are incorporated by reference into this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information NW Holdings includes or incorporates by reference into this prospectus. You should also be aware that new risks may emerge in the future at any time, and NW Holdings cannot predict such risks or estimate the extent to which they may affect NW Holdings’ financial condition or performance. The prospectus supplement applicable to each type or series of securities NW Holdings or our selling securityholders offer may contain a discussion of additional risks applicable to an investment in NW Holdings and the particular type of securities NW Holdings or such selling securityholders are offering under that prospectus supplement.

USE OF PROCEEDS

Unless otherwise stated in a prospectus supplement, the net proceeds to be received by NW Holdings from the sale of these securities will be added to the general funds of NW Holdings and used for general corporate purposes.

The prospectus supplement relating to a particular offering of securities will identify the use of proceeds for that offering. Unless otherwise set forth in a prospectus supplement, NW Holdings will not receive any of the proceeds from the sale of any securities by any selling securityholders.

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DESCRIPTION OF DEBT SECURITIES

NW Holdings may issue debt securities, in one or more series, under an indenture, between NW Holdings and the trustee specified therein. The terms of any debt securities will be described in a prospectus supplement.

DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES

NW Holdings may issue junior subordinated debentures, in one or more series, under an indenture, between NW Holdings and the trustee specified therein. The terms of any junior subordinated debentures will be described in a prospectus supplement.

DESCRIPTION OF PREFERRED STOCK

General

The following is a summary of certain rights and privileges of NW Holdings’ preferred stock, none of which is currently outstanding. This summary description does not purport to be complete. Reference is made to the laws of the State of Oregon, NW Holdings’ Amended and Restated Articles of Incorporation, Amended and Restated Bylaws, and any articles of amendment to the Amended and Restated Articles of Incorporation establishing a particular series of preferred stock that are filed with the SEC and incorporated herein by reference. The following statements are qualified in their entirety by such references.

The Board of Directors is authorized under NW Holdings’ Amended and Restated Articles of Incorporation to provide for the issuance from time to time of preferred stock in one or more series, and as to each series to fix and determine the relative rights and preferences, serial designation, dividend rate, redemption prices, voluntary and involuntary liquidation prices, sinking fund provisions for the redemption or purchase of shares, if any, and conversion provisions, if any, applicable to shares of such series. NW Holdings will include some or all of this information about a specific series of preferred stock being offered under this prospectus in the prospectus supplement(s) relating to such series. As used herein, the term “preferred stock” includes all series.

Under NW Holdings’ Amended and Restated Articles of Incorporation, NW Holdings is authorized to issue 100,000,000 shares of common stock and 3,500,000 shares of preferred stock.

Dividends

Each series of the preferred stock shall be entitled, in preference to the common stock, to dividends cumulative from the date of issue, at the rate fixed by the Board of Directors, payable quarterly on February 15, May 15, August 15 and November 15 in each year or on such other date or dates as the Board of Directors shall determine.

Voting Rights

Generally, only NW Holdings’ common stock has voting rights. The common stock has cumulative voting rights with respect to the election of directors. The preferred stock shall have no right to vote in the election of directors or for any other purpose, except as may be otherwise provided by law or by resolutions establishing any series of preferred stock in accordance with NW Holdings’ Amended and Restated Articles of Incorporation.

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Certain terms relating to NW Holdings’ preferred stock in respect of dividends, liquidation rights, limitations on payment of dividends and voting are discussed below in “Description of Common Stock—Dividends and Liquidation Rights” and “—Dividend Limitations”.

DESCRIPTION OF COMMON STOCK

General

The following is a summary of certain rights and privileges of NW Holdings’ common stock. This summary description does not purport to be complete. Reference is made to the laws of the State of Oregon, NW Holdings’ Amended and Restated Articles of Incorporation, and Amended and Restated Bylaws, which are incorporated herein by reference. The following statements are qualified in their entirety by such references.

Under NW Holdings’ Amended and Restated Articles of Incorporation, NW Holdings is authorized to issue 100,000,000 shares of common stock and 3,500,000 shares of preferred stock.

Dividends and Liquidation Rights

Except as hereinafter stated, the common stock is entitled to receive such dividends as are declared by the Board of Directors and to receive ratably on liquidation any assets which remain after payment of liabilities. NW Holdings has an authorized class of senior capital stock, referred to as preferred stock, none of which is currently outstanding. NW Holdings’ preferred stock is entitled, in preference to the common stock, (1) to cumulative dividends at the annual rate fixed for each series by the Board of Directors, and (2) in voluntary and involuntary liquidation, to the amounts fixed for each series by the Board of Directors, plus in each case, unpaid accumulated dividends.

Dividend Limitations

Should dividends on the preferred stock be in arrears, no dividends on the common stock may be paid or declared. Future series of the preferred stock could contain sinking fund, purchase or redemption obligations under which no dividends on the common stock may be paid or declared while such obligations are in default. Common stock dividends also may be restricted by the provisions of future instruments pursuant to which NW Holdings may issue long-term debt.

Voting Rights

Except as provided by law or by resolutions establishing any series of preferred stock, only the common stock has voting rights. Cumulative voting is permitted by the Amended and Restated Articles of Incorporation to holders of common stock at elections of directors.

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Classification of the Board of Directors

The Board of Directors of NW Holdings may consist of not less than nine nor more than thirteen persons, as determined by the Board, divided into three classes as nearly equal in number as possible. The number of directors as of the date of this prospectus is eleven. One class is elected for a three-year term at each annual meeting of shareholders. Vacancies, including those resulting from an increase in the size of the Board, may be filled by a majority vote of the directors then in office, to serve until the next annual meeting of shareholders. One or more of the directors may be removed, with or without cause, by the affirmative vote of the holders of not less than two-thirds of the shares entitled to vote thereon; provided, however, that if fewer than all of the directors should be candidates for removal, no one of them shall be removed if the votes cast against such director’s removal would be sufficient to elect such director if then cumulatively voted at an election of the class of directors of which such director shall be a part. Except for those persons nominated by the Board, no person shall be eligible for election as a director unless a request from a shareholder entitled to vote in the election of directors that such person be nominated and such person’s consent thereto shall be delivered to the Secretary of NW Holdings within the time period specified in advance of the meeting at which such election shall be held. The foregoing provisions may not be amended or repealed except by the affirmative vote of the holders of not less than two-thirds of the shares entitled to vote at an election of directors.

Business Transactions with Related Persons

NW Holdings shall not enter into any business transaction with a related person or in which a related person shall have an interest (except proportionately as a shareholder of NW Holdings) without first obtaining both (1) the affirmative vote of the holders of not less than two-thirds of the outstanding shares of the capital stock of NW Holdings not held by such related person, and (2) the determination of a majority of the continuing directors that the cash or fair market value of the property, securities or other consideration to be received per share by the holders, other than such related person, of the shares of each class or series of the capital stock of NW Holdings in such business transaction shall not be less than the highest purchase price paid by such related person in acquiring any of its holdings of shares of the same class or series, unless the continuing directors by a majority vote shall either (a) have expressly approved the acquisition of the shares of the capital stock of NW Holdings that caused such related person to become a related person, or (b) have expressly approved such business transaction. As used in this paragraph: a “business transaction” includes a merger, consolidation, plan of exchange or recapitalization, a purchase, sale, lease, exchange, transfer, mortgage or other disposition of all or a substantial part (10% or more of the fair market value of the assets) of the property and assets of NW Holdings or a related person, an issuance, sale, exchange or other disposition of securities of NW Holdings and a liquidation, spin-off or dissolution; a “related person” includes a person, organization or group thereof owning 10% or more of the capital stock of NW Holdings; “continuing directors” are those directors who were directors of NW Holdings on the date the Amended and Restated Articles of Incorporation first became effective or whose nominations have been approved by a majority of the then continuing directors. The foregoing provisions may not be amended or repealed except by the affirmative vote of the holders of not less than two-thirds of the shares of the capital stock of NW Holdings (other than shares held by related persons).

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Preemptive Rights

The holders of the common stock have no preemptive rights.

Certain Anti-Takeover Matters

NW Holdings’ Amended and Restated Articles of Incorporation and Amended and Restated Bylaws include a number of provisions that may have the effect of discouraging persons from acquiring large blocks of its stock or delaying or preventing a change in its control. The material provisions that may have such an effect include:

•	establishment of a classified Board of Directors, whereby approximately only one-third of the board stands for election each year;

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limitations on certain business transactions (including mergers, consolidations, plans of exchange) with any person or entity and any persons or entities related thereto who beneficially own 10% or more of the capital stock of NW Holdings;

•	authorization for NW Holdings’ Board of Directors (subject to any applicable law) to issue preferred stock in series and to fix rights and preferences of the series;

•	advance notice procedures with respect to nominations of directors or proposals other than those adopted or recommended by NW Holdings’ Board of Directors; and

•

requirement that holders of not less than two-thirds of the shares entitled to vote are required to remove directors or to amend certain provisions of NW Holdings’ Amended and Restated Articles of Incorporation.

NW Holdings is subject to the provisions of sections 60.825 to 60.845 of the Oregon Business Corporation Act (Oregon Business Combinations Act) which generally provide that in the event a person or entity acquires 15% or more of NW Holdings’ voting stock (Interested Shareholder), NW Holdings and such Interested Shareholder and any affiliate may not engage in the following business combinations for a period of three years following the date that person became an Interested Shareholder:

•	a merger or plan of share exchange;

•

any sale, lease, mortgage or other disposition of the assets of the corporation where the assets have an aggregate market value equal to 10% or more of the aggregate market value of NW Holdings’ assets or outstanding capital stock; and

•	transactions that result in the issuance of capital stock to the shareholder that acquired 15% or more of the voting stock.

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These restrictions do not apply if:

•

the Board of Directors approved either the business combination or the share acquisition that resulted in the person becoming an Interested Shareholder before the time such person became an Interested Shareholder;

•

as a result of the share acquisition, the person became an Interested Shareholder and 85% owner of the outstanding voting stock, excluding shares owned by persons who are directors and also officers and shares owned by certain employee benefit plans; or

•

on or after the date the person became an Interested Shareholder, the business combination transaction is approved by the Board of Directors and authorized by the affirmative vote of at least two-thirds of the outstanding voting stock not owned by the Interested Shareholder.

NW Holdings is also subject to the provisions of Sections 60.801 to 60.816 of the Oregon Business Corporation Act (Oregon Control Share Act), which generally provide that a person who acquires voting stock in a transaction which results in such person holding more than 20%, 33-1/3% or 50% of the total voting power cannot vote the shares it acquires in the acquisition unless voting rights are accorded to such control shares by the holders of a majority of the outstanding voting shares, excluding the control shares held by such person and shares held by officers and inside directors, and by the holders of a majority of the outstanding voting shares, including the control shares held by such person and shares held by officers and inside directors. This vote would be required at the time an acquiring person’s holdings exceed 20% of the total voting power, and again at the time the acquiring person’s holdings exceed 33-1/3% and 50%, respectively. The acquiring person may, but is not required to, submit to NW Holdings an “acquiring person statement” setting forth certain information about the acquiring person and its plans with respect to NW Holdings. The acquiring person statement may also request that NW Holdings call a special meeting of shareholders to determine whether the control shares will be allowed to retain voting rights. If the acquiring person does not request a special meeting of shareholders, the issue of voting rights of control shares will be considered at the next annual meeting or special meeting of shareholders that is held more than 60 days after the date of the acquisition of control shares. Shares are not deemed to be acquired in a control share acquisition if, among other things, they are acquired from the issuing corporation, or are issued pursuant to a plan of merger or exchange effected in compliance with the Oregon Business Corporation Act and the issuing corporation is a party to the merger or exchange agreement.

The Oregon Control Share Act and the Oregon Business Combinations Act have anti-takeover effects because they will encourage any potential acquirer to negotiate with NW Holdings’ Board of Directors and will also discourage potential acquirers unwilling to comply with the provisions of these laws. An Oregon corporation may provide in its articles of incorporation or bylaws that the laws described above do not apply to its shares. NW Holdings has not adopted such a provision.

NW Holdings is also subject to Oregon Revised Statutes Chapter 757.511 which generally provides that no person, directly or indirectly, shall acquire the power to exercise any substantial influence over the policies and actions of a public utility without first securing from the Oregon Public Utility Commission (OPUC) an order authorizing such acquisition if such person is, or by such acquisition would become, an “affiliated interest” with such public utility as defined by Oregon law. Any applicant requesting such an order bears the burden of showing that granting the application is in the public interest. This provision of Oregon law may have anti-takeover effects by subjecting potential acquisitions to OPUC review and approval.

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SELLING SECURITYHOLDERS

Selling securityholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire NW Holdings’ securities in various private transactions. Such selling securityholders may be parties to registration rights agreements with NW Holdings, or NW Holdings otherwise may have agreed or will agree to register their securities for resale. If authorized by NW Holdings, the initial purchasers of its securities, as well as their transferees, pledgees, donees or successors, all of whom are referred to as “selling securityholders” in this prospectus, may from time to time offer and sell the securities pursuant to this prospectus and any applicable prospectus supplement.

The applicable prospectus supplement will set forth the name of each selling securityholder, the number and type of securities beneficially owned by such selling securityholder that are covered by such prospectus supplement, the number and type of securities to be offered for the securityholder’s account and the amount and (if one percent or more) the percentage of the class to be owned by such securityholder after completion of the offering. The applicable prospectus supplement also will disclose whether any of the selling securityholders have held any position or office with, have been employed by or otherwise have had a material relationship with NW Holdings during the three years prior to the date of the prospectus supplement.

PLAN OF DISTRIBUTION

NW Holdings and any selling securityholder may sell the securities offered pursuant to this prospectus and one or more prospectus supplements (Offered Securities), on a continuous or delayed basis, in one or more series: (1) through one or more underwriters or dealers; (2) through one or more agents; (3) directly to a single purchaser or a limited number of purchasers; (4) through a combination of any such methods of sale; or (5) through other methods described in the applicable prospectus supplement. Any selling securityholders, dealers and agents participating in the distribution of the Offer Securities may be deemed to be underwriters, and compensation received by them on resale of the Offered Securities may be deemed to be underwriting discounts. Additionally, because selling securityholders may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, selling securityholders may be subject to the prospectus delivery requirements of the Securities Act.

Through Underwriters or Dealers

If underwriters are used in the sale, the Offered Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at the initial public offering price or at varying prices determined at the time of the sale. The Offered Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more managing underwriters. The underwriter or underwriters with respect to

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the Offered Securities will be named in the prospectus supplement relating to such offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover page of such prospectus supplement. Unless otherwise set forth in such prospectus supplement, the obligations of the underwriters to purchase the Offered Securities offered by such prospectus supplement will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such Offered Securities if any are purchased. If a dealer is used in the sale, the securities will be sold to the dealer as principal. The dealer may then resell those securities at varying prices determined at the time of resale.

Through Agents

The Offered Securities may be sold through agents designated by NW Holdings or any selling securityholder from time to time. A prospectus supplement will set forth the name of any agent involved in the offer or sale of the Offered Securities in respect of which such prospectus supplement is delivered as well as any commissions payable by NW Holdings or any selling securityholder to such agent. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a reasonable best efforts basis to solicit purchases for the period of its appointment.

Directly to One or More Purchasers

NW Holdings or any selling securityholder may sell the Offered Securities directly to one or more purchasers. In this case, no underwriters or agents would be involved.

General Information

The prospectus supplement with respect to the Offered Securities will set forth the terms of the offering of such Offered Securities, including:

•	the name or names of any selling securityholders, underwriters, dealers or agents;

•	the purchase price of such Offered Securities and the proceeds to NW Holdings from such sale, if any;

•

if securityholders are selling securities, the amount of securities to be sold by each selling securityholder and the proceeds from such sales and any additional terms, including lock-up provisions, that may be placed on the participating selling securityholders in connection with their sale of securities in the offering;

•	any underwriting discounts, agents’ commissions and other items constituting underwriting compensation;

•	any initial public offering price; and

•	any discounts or concessions allowed or reallowed or paid to dealers.

Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

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If so indicated in the prospectus supplement with respect to the Offered Securities, NW Holdings or a selling securityholder may authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase the Offered Securities from NW Holdings or such selling securityholder at the initial public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to those conditions set forth in such prospectus supplement, and such prospectus supplement will set forth the commission payable for solicitation of such contracts.

The securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms, which are referred to herein as the “remarketing firms,” acting as principals for their own accounts or as our agent, as applicable. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act, in connection with the securities remarketed thereby.

Unless otherwise specified in the applicable prospectus supplement, except for our common stock, which is listed on the New York Stock Exchange, the securities will not be listed on a national securities exchange.

We or any selling securityholder may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately-negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement.

We may make sales of our common stock to or through one or more underwriters, dealers or agents in “at-the-market” offerings, and, if we engage in such transactions, we will do so pursuant to the terms of an agreement between us and the underwriters, dealers or agents. If we engage in at-the-market sales pursuant to a distribution or similar agreement, we will issue and sell shares of our common stock to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis.

Any selling securityholders may also resell all or a portion of their shares of our common stock in transactions exempt from the registration requirements of the Securities Act in reliance upon Rule 144 under the Securities Act provided they meet the criteria and conform to the requirements of that rule, Section 4(a)(1) of the Securities Act or other applicable exemptions, regardless of whether the securities are covered by the registration statement of which this prospectus forms a part.

11

Agents, underwriters and dealers may be entitled under agreements entered into with NW Holdings to indemnification by NW Holdings against certain civil liabilities, including certain liabilities under the Securities Act or to contribution by NW Holdings with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the fiscal year ended December 31, 2020 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

LEGALITY

The legality of the securities will be passed upon for NW Holdings by MardiLyn Saathoff, Esquire, Senior Vice President, Regulation and General Counsel of NW Holdings, and by Morgan, Lewis & Bockius LLP, New York, New York. Ms. Saathoff may rely upon the opinion of Morgan, Lewis & Bockius LLP as to certain legal matters arising under New York law. Morgan, Lewis & Bockius LLP may rely upon the opinion of Ms. Saathoff as to certain legal matters arising under Oregon law. Ms. Saathoff is regularly employed by NW Holdings, participates in various NW Holdings employee benefit plans under which she may receive shares of common stock and currently beneficially owns less than one percent of the outstanding shares of common stock of NW Holdings.

12

PROSPECTUS

NORTHWEST NATURAL HOLDING COMPANY

DIVIDEND REINVESTMENT AND

DIRECT STOCK PURCHASE PLAN

Common Stock

Northwest Natural Holding Company (NW Holdings) has established its Dividend Reinvestment and Direct Stock Purchase Plan (Plan) to provide participants with a convenient way to purchase shares of common stock and reinvest all or a portion of the cash dividends paid on common stock in additional shares of NW Holdings’ common stock.

Participants in the Plan may:

•	Reinvest cash dividends paid on the participants’ shares of NW Holdings’ common stock in additional shares of common stock;

•

Increase their investment in NW Holdings’ common stock by making optional cash payments of not less than $50 per investment and not more than $250,000 per calendar year, which maximum amount may be waived at our discretion, and continue to receive cash dividends on shares registered in their names;

•	Make an initial investment in NW Holdings’ common stock with a cash investment of at least $250;

•	Sell shares of common stock credited to their Plan accounts;

•	Request that any number of whole shares credited to their Plan accounts be moved to NW Holdings’ direct registration system; and

•	Withdraw from the Plan at any time.

Shares purchased under the Plan will, at NW Holdings’ option, be (i) authorized but unissued shares purchased directly from NW Holdings, (ii) shares purchased in the open market or in privately negotiated transactions, or (iii) any combination of the foregoing. Any open market or privately negotiated purchases will be made through an independent agent. This prospectus relates to the offer and sale of up to 473,062 shares of common stock offered under the Plan.

Investors currently participating in the Plan will remain enrolled in the Plan and do not have to take any action unless they wish to terminate participation or change an election in the Plan.

NW Holdings’ common stock is listed on the New York Stock Exchange and trades under the ticker symbol “NWN.”

To the extent required by applicable law in certain jurisdictions, shares of common stock offered under the Plan to certain persons are offered only through a registered broker/dealer in such jurisdictions.

See the discussion of risk factors on page 3 of this prospectus and in the annual, quarterly and current reports filed with the Securities and Exchange Commission (SEC) under the Securities Exchange Act of 1934, as amended (Exchange Act) by NW Holdings which are incorporated by reference into this prospectus, to read about certain factors you should consider before purchasing any of the securities being offered.

NW Holdings’ principal executive offices are located at 250 SW Taylor Street, Portland, Oregon 97204, and its telephone number is (503) 226-4211.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 13, 2021.

i

WHERE YOU CAN FIND MORE INFORMATION

NW Holdings files annual, quarterly and other reports and other information with the SEC. The SEC maintains a Web site (http://www.sec.gov) that contains reports, proxy statements and other information filed electronically by NW Holdings. NW Holdings also maintains a Web site (http://www.nwnaturalholdings.com). Information contained on NW Holdings’ Web site does not constitute part of this prospectus and is not incorporated by reference into this prospectus. The reference to NW Holdings’ Web site is intended to be an inactive textual reference only.

The SEC allows NW Holdings to “incorporate by reference” the information that NW Holdings files with the SEC, which means that NW Holdings may, in this prospectus, disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. NW Holdings is incorporating by reference the documents listed below (other than any portions of such documents that are deemed to be furnished and not filed) and any future filings NW Holdings makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until NW Holdings sells all of the securities described in this prospectus or the offering that this prospectus relates to is terminated. Information that NW Holdings files in the future with the SEC will automatically update and supersede this information.

We hereby incorporate by reference into this prospectus the following documents that we have filed with the SEC under the Securities Exchange Act File No. 001-38681:

•	NW Holdings’ Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

•	NW Holdings’ Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2021.

•	NW Holdings’ Current Reports on Form 8-K filed with the SEC on June 3, 2021, June 14, 2021, and August 11, 2021.

•

The description of our common stock as set forth in our Current Report on Form 8-K12B filed with the SEC on October 1, 2018, including any amendment or reports filed for the purpose of updating such description.

You may request a copy of these documents, at no cost to you, by writing or calling Shareholder Services, Northwest Natural Holding Company, 250 SW Taylor Street, Portland, Oregon 97204, telephone 503-226-4211, extension 2402.

You should rely only on the information contained, or incorporated by reference, in this prospectus and any prospectus supplement. NW Holdings has not, and any underwriters, agents or dealers have not, authorized anyone else to provide you with different information. NW Holdings is not, and any underwriters, agents or dealers are not, making an offer of these securities or soliciting offers to buy these securities in any jurisdiction where the offer or solicitation is not permitted. You should not assume that the information contained in this prospectus and any prospectus supplement is accurate as of any date other than the date on the front of such document or that the information incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date of the document incorporated by reference.

FORWARD-LOOKING STATEMENTS

This prospectus does, and the documents incorporated herein by reference may, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (Securities Act), and Section 21E of the Exchange Act. Although NW Holdings believes these statements are based on reasonable assumptions, no assurance can be given that actual results will not differ from those in the forward-looking statements contained herein and in the incorporated documents. The forward-looking statements contained herein and in the incorporated documents may be affected by various uncertainties. For a further discussion of forward-looking statements and of factors which may affect forward-looking statements contained herein and in the incorporated documents, see our most recent Annual Report on Form 10-K and any of our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K filed after that Annual Report on Form 10-K, as well as other filings made with the SEC that are incorporated by reference into this prospectus.

NW HOLDINGS

NW Holdings is a utility holding company primarily engaged, through its wholly-owned subsidiary Northwest Natural Gas Company (NW Natural), in the distribution of natural gas. NW Holdings also owns NW Natural Water Company, LLC (NW Natural Water). NW Natural Water provides water distribution and wastewater services to communities throughout the Pacific Northwest and Texas. NW Natural Water currently serves approximately 64,000 people through about 27,000 connections. Each of NW Holdings’ subsidiaries is a separate legal entity with its own assets and liabilities. NW Holdings’ executive offices are located at 250 SW Taylor Street, Portland, Oregon 97204. Its telephone number is 503-226-4211.

NW Natural is principally engaged in the distribution of natural gas in Oregon and southwest Washington. NW Natural and its predecessors have supplied gas service to the public since 1859.

RISK FACTORS

Investing in the common stock involves certain risks. You are urged to read and consider the risk factors described in the annual, quarterly and current reports filed with the SEC under the Exchange Act which are incorporated by reference into this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information NW Holdings includes or incorporates by reference into this prospectus. You should also be aware that new risks may emerge in the future at any time, and NW Holdings cannot predict such risks or estimate the extent to which they may affect NW Holdings’ financial condition or performance.

You should also consider specific risk factors such as:

The price of NW Holdings’ common stock may rise during the period between making an optional cash payment, receipt of the payment by the Plan administrator and the actual purchase of the stock.

Participants in the Plan have no control over or authority to direct the timing or price at which shares of common stock are purchased for their accounts. You bear this risk by participating in the Plan. You will not earn interest on funds held by the Plan administrator pending their investment in common stock.

The price of NW Holdings common stock may fall during the period between a request for sale, receipt of the request by the Plan administrator and the sale in the open market.

Participants should be aware that the price of NW Holdings common stock may fall during the period between a request for sale, receipt of the request by the Plan administrator and the sale of the stock in the open market. You bear this risk by participating in the Plan. Therefore, you should evaluate this possibility when deciding whether and when to sell any shares through the Plan.

THE PLAN

DESCRIPTION OF THE PLAN

The provisions of the Plan in effect on and after the date hereof are presented in the following questions and answers.

Purpose

1.	WHAT IS THE PURPOSE OF THE PLAN?

The Plan provides interested investors with a convenient method of purchasing NW Holdings’ common stock directly through the Plan administrator (the Agent, as defined in Question 5), and provides current shareholders with a convenient method of investing cash dividends on their NW Holdings shares in additional shares of common stock. At NW Holdings’ option, shares purchased under the Plan will be (a) authorized but unissued shares purchased directly from NW Holdings, (b) shares purchased in the open market or in privately negotiated transactions, or (c) any combination of the foregoing. When shares purchased under the Plan are acquired directly from NW Holdings, NW Holdings will receive additional equity funds which will be added to its general funds and used for general corporate purposes as described in “Use of Proceeds.”

Advantages

2.	WHAT ARE THE ADVANTAGES OF THE PLAN?

•	Investors who are not shareholders may enroll in the Plan by making an initial cash investment of at least $250.

•

Participants in the Plan may elect to have cash dividends on all or a portion of the shares of common stock registered in their names (Registered Shares) and cash dividends on all the shares of common stock in their Plan accounts (Plan Shares) automatically reinvested. All shares purchased under the Plan will be credited to and, unless otherwise requested, held in participant’s accounts under the Plan. Cash dividends which are not reinvested will be paid to participants by check or through electronic direct deposit.

•

Participants in the Plan may make optional cash payments (including payments made by authorizing direct debit from their personal bank accounts), after the initial investment, of up to a maximum amount of $250,000 per calendar year, which maximum amount may be waived at our discretion.

•	Full investment of funds is possible under the Plan because both full and fractional shares will be credited to participants’ Plan accounts.

•	Participants may enroll and manage their Plan accounts through the Agent’s website at http://www.astfinancial.com.

•

Personal recordkeeping is simplified by the issuance of statements showing account activity. Statements of account are a participant’s continuing record of transactions and should be retained for tax purposes.

•	Participants may sell shares of common stock held or deposited in their Plan accounts.

Disadvantages

3.	WHAT ARE THE DISADVANTAGES OF THE PLAN?

•	A participant will have no control over the prices at which shares are purchased or sold for his or her account, because:

•	purchases for the participant’s account will be made during periods prescribed under the Plan. See Questions 10 and 15; and

•	participants cannot designate a specific price or a specific date at which to sell shares or select the broker through which sales will be made. See Question 20.

Therefore, the participant will bear the risk of fluctuations in the market price of NW Holdings’ common stock. See “Risk Factors.”

•	A participant will not receive any interest on dividends or optional cash payments held by the Agent before the investment date.

•

In the event that shares purchased under the Plan will be purchased in the open market or in privately negotiated transactions, participants in the Plan will pay a pro rata share of any brokerage fees and transaction costs incurred in connection with purchases of shares.

Other Features

4.	WHAT ARE OTHER FEATURES OF THE PLAN?

•	Non-shareholders of legal age may participate in the Plan by making a minimum initial cash investment of $250 to purchase NW Holdings’ common stock under the terms of the Plan.

•	For each meeting of shareholders, participants will receive proxies that will enable them to vote both Registered Shares and Plan Shares.

Administration

5.	WHO ADMINISTERS THE PLAN?

By participating in the Plan, each participant designates American Stock Transfer & Trust Company, LLC (AST) (or a successor thereto) as his or her agent under the Plan (Agent).

The Agent will administer the Plan, receive and hold participants’ funds pending investment in additional shares of common stock, effect transfers of common stock, keep a continuous record of participation and prepare and send to each participant statements of the participant’s Plan account. Shares purchased under the Plan will be registered in the name of the Agent (or its nominee) and held by the Agent for each participant in the Plan. In the event that AST ceases to act as the Plan administrator, NW Holdings will appoint a new Plan administrator to act as Agent and administer the Plan.

The Agent will use a broker-dealer registered under the Exchange Act (Purchasing Representative) to act as an independent agent on behalf of Plan participants in purchasing and selling shares for participants in the open market or in privately negotiated transactions. Subject to the objective of obtaining the lowest over-all costs of shares purchased, the Purchasing Representative will have full discretion as to all matters relating to purchases of shares.

The law in some jurisdictions requires NW Holdings to offer shares through this Plan only through a registered broker/dealer. In those instances, the Purchasing Representative will also act as the registered broker/dealer.

NW Holdings reserves the right to interpret and administer the Plan as deemed necessary or desirable, including the right to limit or deny participation in the Plan where circumstances warrant. The terms and conditions of the Plan and its operation shall be governed by and construed in accordance with the laws of the State of Oregon. None of NW Holdings, AST, or its Purchasing Representative will be liable for any act done in good faith or for any omission to act in good faith, provided that NW Holdings shall not be relieved from any liability imposed under any federal, state or other applicable securities law which cannot be waived. You should recognize that NW Holdings cannot assure you of a profit or protect you against a loss on shares purchased or sold under the Plan. A participant participates in the Plan at his or her sole discretion, risk and responsibility. See “Risk Factors.”

6.	WHO SHOULD I CONTACT WITH QUESTIONS CONCERNING THE PLAN AND ITS ADMINISTRATION?

Participants may contact the Agent:

•	by writing to:

For inquiries:	For transaction processing:
American Stock Transfer & Trust Company, LLC	American Stock Transfer & Trust Company, LLC
6201 15th Avenue	P.O. Box 922
Brooklyn, NY 11219	Wall Street Station
New York, NY 10269-0560

•	by calling 1-888-777-0321 from 8 a.m. to 8 p.m. ET, Monday through Friday. The interactive voice response is available 24 hours a day, 7 days per week.

•	by email at info@astfinancial.com, or

•	by visiting the Agent’s website at http://www.astfinancial.com.

Existing shareholders may log into their accounts at www.astfinancial.com by clicking on “Shareholder Central” and following the instructions.

Non-shareholders may enroll in and purchase shares under the Plan at www.astfinancial.com by clicking on “Invest Online” and following the instructions.

7.	MAY THE PLAN BE SUSPENDED, MODIFIED OR DISCONTINUED?

The Board of Directors of NW Holdings reserves the right to amend, suspend, modify or terminate the Plan at any time, including, but not limited to, the right to modify the fees and commissions charged to participants. Notice of any such amendment, suspension, major modification or termination of the Plan would be provided to all participants. Upon termination of the Plan, the Agent will send you a statement evidencing electronically issued shares credited to your account for whole Plan Shares held in your account at the time of termination and a check for the cash value of any fractional Plan Shares held at such time.

Eligibility

8.	WHO IS ELIGIBLE TO PARTICIPATE IN THE PLAN?

The Plan is available to any person of legal age or entity, whether or not a holder of NW Holdings’ common stock, provided that such person or entity fulfills the prerequisites for participation described under Question 9 and participation would not violate the securities or other laws of the state, territory or country where the participant resides that are applicable to NW Holdings, the Plan or the participant. Shares for which dividends are reinvested by the Plan must be Registered Shares or Plan Shares. Beneficial owners of NW Holdings common stock are owners whose shares are held in a brokerage account by a bank, broker or other custodial institution in “street name.” In order to participate in the Plan, such beneficial owners must request the bank, broker or other custodial institution to have such shares registered in the owner’s name. Alternatively, such beneficial owners may participate in the Plan indirectly by requesting the bank, broker or custodial institution to participate on the owner’s behalf.

In certain jurisdictions, applicable laws require NW Holdings to use a registered broker-dealer to offer common stock under the Plan to persons not presently shareholders of record. No offers or sales will be effected in those jurisdictions unless NW Holdings has satisfied the requirements of the state securities laws applicable to the operation of the Plan. To the extent required by applicable law in certain jurisdictions, NW Holdings will offer shares of common stock under the Plan to persons not presently shareholders of record of common stock only through a registered broker/dealer in those jurisdictions. The Agent will select a registered broker/dealer through whom NW Holdings will offer shares in those instances and for all Plan trading activity.

A Plan prospectus and enrollment or application information will be furnished upon request made to the Agent or it may be obtained from the Agent’s website at http://www.astfinancial.com.

Participation

9.	HOW DO I ENROLL IN THE PLAN OR CHANGE MY METHOD OF PARTICIPATION?

Current participants will automatically be participants in the Plan as amended to date, and need do nothing to continue their participation.

After receiving a copy of this prospectus, shareholders may become participants in the Plan by completing and signing an enrollment form (Enrollment Form) and non-shareholders may become participants by completing and signing an application (Application).

An Enrollment Form or Application may be obtained by contacting the Agent at 1-888-777-0321 or by visiting their website at www.astfinancial.com and downloading the forms.

The Enrollment Form and Application require a participant to choose a reinvestment option for participation in the Plan. By checking the appropriate box a participant may select:

•	Full Dividend Reinvestment—Automatic reinvestment of cash dividends on all of the participant’s shares of common stock.

•

Partial Dividend Reinvestment—Cash dividends received on that portion of Registered Shares that the participant specifies for reinvestment will be reinvested, and the participant will receive cash dividends on any remaining Registered Shares that are not specified for reinvestment. Any Plan Shares will be reinvested.

•	Full Cash Payments Only—All cash dividends on all of the participant’s shares of common stock will be paid to participants by check or through electronic deposit.

Under any of the investment options, a participant may make optional cash investments of a minimum of $50 (or a minimum of $250 for the initial investment by a non-shareholder) and a maximum of $250,000 per calendar year (including the initial investment) towards the purchase of additional shares of common stock, which maximum amount may be waived at our discretion.

If participants do not indicate an investment option on the enrollment form, their account will automatically be enrolled in the “Full Dividend Reinvestment” option.

Participants may change their reinvestment options by completing the tear-off portion of their Investment Statement of account or an enrollment form and sending it to the Agent. Changes will become effective as soon as practicable after they are received. Any change in reinvestment options must be received by the dividend record date (see Question 10, below) in order to be effective on the related payment date.

Dividend Reinvestment

10.	HOW AND WHEN WILL CASH DIVIDENDS BE REINVESTED?

Each cash dividend payment date on the common stock will be an Investment Date under the Plan; which means that, for participants who choose to reinvest dividends, the dividend payments on such payment date will be used to purchase additional shares of common stock as of such payment date. Common stock cash dividend payment dates are specified by the Board and are ordinarily on or about the fifteenth day of February, May, August and November and corresponding record dates normally precede payment dates by approximately 15 days.

If NW Holdings is meeting the requirements of the Plan with common stock purchased in the open market or in privately negotiated transactions, the Purchasing Representative will determine the exact timing of such purchases and the number of shares to be purchased, depending on the amount of reinvested dividends, market conditions and the requirements of federal securities laws, and the purchased shares will be credited to a participant’s Plan account as of the applicable Investment Date. If NW Holdings elects to issue authorized but unissued shares of common stock directly to the Agent, these shares will be issued by NW Holdings and credited to a participant’s Plan account as of the applicable Investment Date. The determination of the price for purchases of Plan Shares is explained in Question 17. In any case, dividends not invested in shares of common stock within 30 days of the dividend payment date will be returned, without interest, to the participant.

If a participant’s Enrollment Form is received by the Agent on or before the record date for a dividend payment, the dividend payable on such Investment Date will be used to purchase additional shares of common stock as of such Investment Date, unless the Enrollment Form indicates “Full Cash Payments Only.” If the Enrollment Form is received after the record date for any such cash dividend payment date, the reinvestment of dividends will start with the next dividend payment date.

For example, a dividend payable February 15 will be reinvested if a completed Enrollment Form is received by the Agent on or before the record date of January 31. If the Enrollment Form is received after January 31, but on or before the record date for the next dividend payment, the first dividend reinvested will be the dividend payable May 15.

Optional Cash Payments

11.	WHO IS ELIGIBLE TO MAKE OPTIONAL CASH PAYMENTS?

All Plan participants, whether or not they have authorized the reinvestment of dividends, are eligible to make optional cash payments.

12.	HOW ARE OPTIONAL CASH PAYMENTS MADE?

A Plan participant may make an initial cash investment when enrolling by enclosing a check with the Enrollment Form or Application. Checks should be made payable to “American Stock Transfer & Trust Co., LLC” and returned to the address specified or in the envelope provided. Thereafter, optional cash payments may be made by using the cash payment form attached to the statement of account, or through the Automatic Monthly Deduction Form (see Question 13). If a participant uses the cash payment form, the same amount of money need not be sent each month and there is no obligation to make an optional cash purchase each month. Participants may also elect to make optional cash payments by accessing their participant accounts at www.astfinancial.com.

13.	WHAT IS THE AUTOMATIC MONTHLY DEDUCTIONS PROGRAM AND HOW DOES IT WORK?

The Plan offers a program which allows participants to make optional cash purchases by authorizing automatic payments from bank accounts designated by the participants. Payments made through this method, which must be the same amount each month as designated by the participant, are deducted on or about the 10th of each month and are invested on or about the 15th of each month. For an Automatic Monthly Deduction Form, please contact the Agent.

14.	WHAT ARE THE LIMITATIONS ON MAKING OPTIONAL CASH PAYMENTS?

There is a $50 minimum amount required for optional cash payments by shareholders, except as provided in Question 20. In case of an initial optional cash payment by a non-shareholder, such optional cash payments cannot be less than $250. The maximum aggregate optional cash payment that may be made by a participant in any calendar year cannot exceed $250,000, which maximum amount may be waived at our discretion.

15.	WHEN WILL OPTIONAL CASH PAYMENTS BE INVESTED?

Investment Dates for optional cash payments will occur monthly, usually on or about the 15th day of each month. Purchases may be made over a period of several days in the case of market purchases. All such purchases will be aggregated and credited to participants’ accounts on the Investment Date occurring on or after receipt of the optional cash payment.

The Agent must receive optional cash payments at least three business days prior to an Investment Date to be invested on that Investment Date. Otherwise, the Agent will hold the optional cash payments for investment until the next Investment Date. Optional cash payments which remain uninvested more than 35 days following receipt by the Agent will be returned, without interest, to the participant. Optional cash payments received by the Agent will be returned to the participants upon written request received by the Agent at least three business days prior to the Investment Date following their receipt. No interest will be paid by NW Holdings or the Agent on any cash investments received by the Agent pending investment.

Purchases

16.	HOW MANY SHARES OF COMMON STOCK WILL BE PURCHASED?

The number of shares to be purchased under a Plan depends on the amount of a participant’s funds available for investment and the price of the shares. The funds available for investment depend on what has been authorized in regard to dividend reinvestment, plus any optional cash payments made. In every case, available funds will be fully invested in both whole and fractional shares of common stock (computed to three decimal places). No one can predict the number of shares that will be purchased for Plan participants during a particular purchase period, and Plan participants cannot direct the purchase of a specific number of shares.

17.	WHAT IS THE PRICE OF SHARES PURCHASED FOR THE PLAN?

If the Agent purchases authorized but unissued shares of common stock directly from NW Holdings, the price of such shares will be the average of the high and low sales prices of NW Holdings’ common stock on the trading day preceding the applicable Investment Date reported on the consolidated tape for the NYSE listed companies administered by the Consolidated Tape Association.

The purchase price of shares purchased in respect of any Investment Date on the NYSE or through privately negotiated transactions will be the average price (including brokerage fees) paid by the Purchasing Representative to obtain such shares.

The Purchasing Representative may offset purchases of shares against sales of shares to be made for participants under the Plan with respect to an Investment Date, resulting in a net purchase or a net sale of shares.

18.	WHAT IS THE SOURCE OF SHARES PURCHASED FOR THE PLAN?

NW Holdings, at its discretion, may elect to satisfy the requirements of the Plan with either (i) authorized but unissued shares of common stock, (ii) shares of common stock purchased in the open market or in privately negotiated transactions, or (iii) any combination of the foregoing. If NW Holdings elects to purchase shares of common stock in the open market or in privately negotiated transactions, the Purchasing Representative will make all such purchases necessary to meet the requirements of the Plan. Shares purchased in any month on the NYSE or through privately negotiated transactions will be purchased, at the discretion of the Purchasing Representative, during the period beginning on the third trading day prior to the Investment Date for that month and typically ending by the fifth trading day after the Investment Date. Other than establishing the length of any such investment period incorporated into the Plan, NW Holdings does not exercise any direct or indirect control over the timing or price of purchases made by the Purchasing Representative.

NW Holdings cannot change its determination that shares will be purchased on the open market or in privately negotiated transactions or directly from NW Holdings more frequently than once every three months.

19.	ARE ANY FEES OR EXPENSES INCURRED BY PARTICIPANTS?

In most cases, NW Holdings will pay the fees and expenses to operate the Plan. However, there are some service fees and brokerage commissions which will be charged directly to participants. Participants will incur no broker fees, commissions or other charges for authorized but unissued shares purchased directly from NW Holdings. Participants in the Plan will bear the cost of brokerage fees and commissions, any service charges and applicable taxes related to shares purchased or sold on the open market or in privately negotiated transactions.

A service fee of up to $30 will be assessed for each item that is returned for insufficient funds. The Agent may place a hold on the account until the “insufficient funds” fee is received, sell shares from the account to collect the “insufficient funds” fee, or withhold the amount of the “insufficient funds” fee from future optional cash investments.

See Question 20 for service fees associated with the sale of shares.

NW Holdings reserves the right at any time to change fees or to charge participants (including those who do not reinvest dividends) other fees, including but not limited to administrative, setup and handling fees. Notice of such future changes or additional fees will be sent to participants at least 30 days prior to their effective date.

Sales and Termination from the Plan

20.	MAY PARTICIPANTS SELL OR WITHDRAW ALL OR A PORTION OF THEIR SHARES FROM THE PLAN?

Yes. Any participant may withdraw from the Plan, request that Plan Shares be moved to NW Holdings’ direct registration system (DRS) or request that all or a portion of the whole Plan Shares be sold and that the cash proceeds, less any fees discussed below, be forwarded to the participant. Participation in the Plan is entirely voluntary. In order to withdraw shares from the Plan, a participant must notify the Agent either in writing by using the transaction request form attached to the bottom of the statement or through the website at www.astfinancial.com that the participant wishes to withdraw.

Any whole number of shares can be moved from a Plan account to the DRS as soon as practicable after it is requested by a participant or upon termination of the Plan by NW Holdings. A cash payment will be made for any fraction of a share.

Except as otherwise provided in the following paragraph, any sale of whole shares will be made within two business days after receipt of the request by the Agent. The participant will receive the proceeds of the sale, less a service charge of $15, and any applicable brokerage fees or commissions and any withholding required under applicable tax laws, from the sale of the whole shares sold at the participant’s request, and a cash payment for any fraction of a share credited to the participant’s account.

A participant may withdraw from the Plan at any time if notice is received at least three business days prior to a payable date, in such case the dividend will be paid in cash. If a participant’s request is received less than three business days prior to the payable date, then the immediate dividend will be reinvested and all subsequent dividends will be paid in cash.

If a participant disposes of all Registered Shares, NW Holdings, at its option, either may treat such disposal as a notice of withdrawal or may continue to reinvest the dividends on Plan Shares.

Reports to Participants

21.	HOW WILL PARTICIPANTS BE ADVISED OF THEIR PURCHASE OF SHARES OF COMMON STOCK AND OTHER ACTIVITY IN THEIR PLAN ACCOUNTS?

As soon as practicable after purchases for their accounts, statements will be mailed to participants advising them of their investments. The statements are participants’ continuing record of the cost of their purchases and should be retained for income tax purposes. In addition, participants will receive copies of the same communications sent to every other holder of shares of common stock, including NW Holdings’ annual report, notice of annual meeting and proxy statement, and income tax information form reporting dividends paid.

Direct Registration System

22.	WILL STOCK CERTIFICATES BE ISSUED FOR SHARES OF COMMON STOCK ACQUIRED UNDER THE PLAN?

No. Certificates for Plan shares will not be issued under any circumstances.

Shares credited to Plan accounts may not be used as collateral. To use Plan shares as collateral, participants must request the Agent move the Plan shares to book-entry form under the DRS.

A participant’s Plan account is maintained in the same name in which the participant’s shares were registered when he or she entered the Plan. If a participant enrolled in the Plan directly, the account is maintained in the name recorded when the participant enrolled.

A participant can request to move to the DRS any number of whole shares credited to its Plan account, and may make such request without withdrawing from the Plan. There is no charge for this service. The DRS permits an investor to hold NW Holdings common stock as the registered owner in book-entry registration form on the stock transfer books of NW Holdings, with no need for a physical stock certificate.

A participant must make a written request to the Agent by:

1) completing the transaction request form attached to the bottom of its statement; or

2) submitting a letter of instruction indicating the Plan account number and registration.

The request should indicate the number of shares to be moved to DRS and must be signed by all Plan account owners. A participant must make a separate request each time movement to DRS is requested. We process requests as soon as practicable after we receive them. We will continue to hold any remaining full and fractional shares in the participant’s Plan account. Fractional shares cannot be moved to DRS.

Moving a participant’s Plan shares to DRS does not automatically stop dividend reinvestment. We will continue to follow existing instructions regarding payment or reinvestment of dividends on shares moved to DRS until we receive new instructions. To make a change in method of dividend payment, a participant must make a request in writing as more fully described under “Dividend Reinvestment”.

Transfer of Shares Held in the Plan

23.	CAN PLAN SHARES BE TRANSFERRED?

Upon written request, Plan shares can be transferred into names other than the account name, subject to compliance with any applicable laws and the payment by the participant of any applicable taxes, provided that the request is accompanied by a duly executed stock power that bears the signature(s) of the participant(s) and the signature(s) is/are Medallion Guaranteed by a financial institution, such as a commercial bank or a brokerage firm, that is a member of either the STAMP, SEMP or MSP Medallion Guarantee programs. Unless instructed otherwise, the Agent will hold the transferred shares in an account in the transferee’s name in the Plan and apply the same dividend reinvestment options as existed with respect to the transferred account.

Minimum Share Ownership

24.	IS THERE A MINIMUM SHARE OWNERSHIP REQUIREMENT?

A participant must continue to own at least one share of our common stock or the participant’s account will be closed. Any fractional shares will be liquidated at our expense and the proceeds mailed to the participant at the address on file. At our discretion, we may waive this requirement.

Other Information

25.	WHAT HAPPENS IF NW HOLDINGS ISSUES A STOCK DIVIDEND OR DECLARES A STOCK SPLIT?

Any dividend payable in stock or split shares distributed by NW Holdings on Plan Shares, both full and fractional, will be credited to the participant’s account. Such stock dividends or split shares distributed on Registered Shares will be mailed directly to the participant in the same manner as to the shareholders who are not participating in the Plan.

Transaction processing may be curtailed or suspended until the completion of any stock dividend, stock split or other corporate action.

26.	HOW WILL A PARTICIPANT’S PLAN SHARES BE VOTED AT A MEETING OF SHAREHOLDERS?

Participants will be sent notices of meetings, proxy statements and proxy forms for each meeting of shareholders. Plan Shares, including fractional Plan Shares, will be voted as the participant directs. Registered Shares will be voted directly by the participant.

The proxy card sent to each participant in connection with any annual or special meeting of shareholders will represent all Registered Shares, if any, and all Plan Shares owned by such participant.

As in the case of non-participating shareholders, if no instructions are indicated on the properly signed and returned proxy card, all of the participant’s shares—Registered Shares, if any, and Plan Shares—will be voted as provided on the proxy card. If the proxy card is not returned or if the participant does not grant a proxy by voting by telephone or the Internet, the participant’s shares may be voted only if the participant or a duly appointed representative votes in person at the meeting.

27.	WHAT ARE NW HOLDINGS’ AND THE AGENT’S RESPONSIBILITIES UNDER THE PLAN?

Neither NW Holdings nor the Agent administering the Plan will be liable for any act done in good faith or for any good faith omission to act including, without limitation, any claim of liability arising out of failure to terminate a participant’s account upon such participant’s death or with respect to the prices at which shares of common stock are purchased or sold for the participant’s account and the times when such purchases or sales are made or with respect to any fluctuation in the market value after the purchase or sale of shares.

Participants should recognize that NW Holdings cannot assure a profit or protect against a loss on the shares purchased or sold under the Plan.

USE OF PROCEEDS

NW Holdings will receive proceeds from the purchase of its common stock pursuant to the Plan only to the extent that those purchases are of newly issued shares of its common stock made directly from NW Holdings, and not from open market purchases. Any proceeds that NW Holdings receives from purchases of newly issued shares will be added to NW Holdings’ general funds and used for general corporate purposes. NW Holdings cannot estimate the amount of any such proceeds at this time.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

NW Holdings believes the following is an accurate summary of certain United States federal income tax consequences of participation in the Plan. This summary does not describe all of the material United States federal income tax considerations that may be relevant to participants in light of their particular circumstances or to participants that are subject to special rules, such as certain financial institutions, banks, insurance companies, tax-exempt entities, certain former citizens or residents of the United States, dealers in securities, traders in securities that elect to use a mark-to market method of accounting for federal income tax purposes, partnerships and other pass through entities and persons that would hold common stock as part of a hedge, straddle, constructive sale, conversion transaction or other integrated transaction and participants whose functional currency is not the U.S. dollar. This summary applies to U.S. taxpayers only, except where otherwise stated. In addition, this summary does not address the effect of any state, local or other tax laws, including non-U.S. tax laws, or any U.S. federal estate, gift or alternative minimum tax considerations. This summary is based upon the Internal Revenue Code of 1986, as amended (the Code), administrative pronouncements, judicial decisions and final, temporary and proposed regulations, all as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect. You are urged to consult your tax or financial advisor with respect to federal, state, local, and other tax laws which apply to your specific situation.

Dividend Reinvestment

With respect to reinvested cash dividends used to purchase shares in the open market, a participant will be treated for federal income tax purposes as having received on the dividend payment date a distribution in an amount equal to the cash reinvested, plus any brokerage fees paid by the Purchasing Agent to obtain the shares. That amount will be treated as dividend income to the participant to the extent of NW Holdings’ current or accumulated earnings and profits, as determined for federal income tax purposes. To the extent that such distribution exceeds NW Holdings’ current or accumulated earnings and profits, the excess will constitute a return of capital that will reduce your basis in NW Holdings common stock, but not below zero, and will then be treated as capital gain. The initial tax basis of the shares so purchased will be equal to the amount of the cash reinvested, plus any brokerage fees paid by the Purchasing Agent.

With respect to reinvested cash dividends that are used to acquire shares of common stock directly from NW Holdings, a participant will be treated for federal income tax purposes as having received on the dividend payment date a distribution in an amount equal to the fair market value on that date of the full number of shares and any fractional shares purchased with the reinvested dividends. The fair market value of those shares on the dividend payment date will be treated as dividend income to the participant to the extent of the current and accumulated earnings and profits of NW Holdings, as determined for federal income tax purposes. To the extent that such distribution exceeds NW Holdings’ current or accumulated earnings and profits, the excess will constitute a return of capital that will reduce your basis in NW Holdings common stock, but not below zero, and will then be treated as capital gain. The initial tax basis of the shares so purchased will be equal to the fair market value of those shares on the dividend payment date.

Certain dividends, as qualified dividend income to you, are currently eligible for the reduced maximum tax rate to individuals of 20% (lower rates apply to individuals in lower tax brackets). A dividend will not be treated as qualified dividend income to the extent that: (i) the shareholder has not held the shares on which the dividend was paid for more than 60 days during the 121-day period that begins on the date that is 60 days before the ex-dividend date; (ii) the shareholder is under an obligation (whether pursuant to a short sale or otherwise) to make related payments with respect to substantially similar or related property; or (iii) the shareholder elects to treat such dividend as investment income under section 163(d)(4)(B) of the Code. If such dividends do not qualify for the reduced rates, they will be taxable at regular ordinary income tax rates (at a current maximum rate of 37%).

In the case of corporate shareholders, dividends received under the Plan as described above will generally, and subject to certain limitations (including certain holding period limitations), be treated as a qualifying dividend. Corporate shareholders are generally entitled to a dividends-received deduction if certain conditions are satisfied.

In addition, investment earnings, such as dividends and gains from the sale or exchange of our common stock, will be subject to a 3.8% Medicare tax in the hands of individuals having adjusted gross income in excess of $200,000 ($250,000 if married and filing jointly) (Medicare Tax). The same tax will apply in the case of certain trusts and estates.

Other Purchases

Participants who purchase common stock through voluntary payments to the Plan are not treated for federal income tax purposes as recognizing income by virtue of the voluntary payment. A participant’s share of any brokerage commissions paid by the Purchasing Agent in respect of such purchases will constitute taxable income to such participant. The tax basis of shares of common stock purchased with optional cash payments will equal the amount invested, plus the amount included in income as a result of brokerage commissions paid by the Purchasing Agent in respect of such purchases.

Sales

Gain or loss will be recognized by a participant when whole and fractional shares are sold pursuant to the participant’s request to sell shares held in the Plan and when whole shares are sold by the participant. A participant who receives on termination of participation or termination of the Plan a cash adjustment for a fractional share interest will recognize gain or loss with respect to such fraction. Such gain or loss will be measured by the difference between the amount the participant receives and his or her tax basis for the shares, or fraction of a share, sold. Any gain or loss so recognized by a shareholder who is not a dealer in securities will generally, for individual shareholders, be treated as a long-term capital gain or loss if the shares have been held for more than twelve months and otherwise will be treated as a short-term capital gain or loss. Note that the Medicare Tax will apply to gains from the sale of our common stock.

Cost Basis

The statements you receive from the Agent are your continuing record of the cost of your purchases and should be retained for tax purposes.

Treasury Regulations require dividend reinvestment plan participants to reinvest at least 10% of all dividends (if any) paid on each share they hold in the Plan in order for the participants to use the “average basis method” when determining the tax basis of any shares sold. NW Holdings’ Plan has not adopted this requirement because it would force participants to reinvest dividends. Consequently, participants will not be able to use the “average basis method” in determining the tax basis of any shares they sell under the Plan. The Plan has adopted the first-in, first-out “FIFO” method as its default method when determining the tax basis of any shares sold. Participants may designate their preference for “specific identification” cost basis at the time of the request for the sale by identifying this preference in writing to the Agent.

Tax Reporting

The Internal Revenue Service (IRS) Form 1099-DIV mailed to each participant with respect to each year will report the dividend income realized by the participant during the year, including such participant’s share of brokerage fees paid by NW Holdings in respect of reinvested dividends or optional cash investments. That income may differ from the total of the reinvested dividends. An IRS Form 1099-B will be furnished to the participant in respect of any sales of shares through the Plan.

Withholding

NW Holdings will be required in certain cases to withhold in the form of backup withholding at a 24% withholding rate and remit to the U.S. Treasury the amount withheld on amounts payable to any shareholder who: (i) has provided either an incorrect tax identification number or no number at all; (ii) is subject to backup withholding by the IRS for failure to properly report payments of interest or dividends; (iii) has failed to certify to NW Holdings that such shareholder is not subject to backup withholding; or (iv) has failed to certify to NW Holdings that the shareholder is a U.S. person (including a resident alien). Participants who are not U.S. persons (i.e., nonresident alien individuals and foreign corporations, partnerships, trusts and estates) are generally subject to U.S. withholding tax with respect to dividends on shares held in their accounts. The amount of withholding is determined in accordance with U.S. Treasury Regulations (which may, among other things, permit withholding from the gross amount of a dividend, without regard to earnings and profits) and is imposed at a 30% rate, unless a lower rate is provided for in an applicable income tax treaty. Other participants may be subject to U.S. backup withholding.

For participants who are subject to U.S. withholding tax or backup withholding, NW Holdings or the applicable withholding agent will withhold the required taxes from the gross dividends or proceeds from the sale of the shares. The dividends or proceeds of a sale received by the participant, or dividends reinvested on behalf of the participant, will be net of the withheld amounts. Additionally, dividends received by NW Holdings shareholders who own their NW Holdings shares through foreign accounts or foreign intermediaries will be subject to withholding tax at a 30% rate if certain disclosure and certification requirements related to U.S. accounts or ownership are not satisfied (FATCA Rules). Under applicable Treasury Regulations and administrative guidance, withholding under FATCA would have applied to payments of gross proceeds from the sale or other disposition of shares of NW Holdings stock, but under proposed regulations (the preamble to which specifies that taxpayers are permitted to rely on such proposed regulations pending finalization), no withholding would currently apply with respect to payments of gross proceeds.

The information explained above is only a summary and does not purport to be a complete description of all tax consequences of participation in the Plan. The description may be affected by future legislation, IRS rulings and regulations, or court decisions. In addition, the taxation of foreign shareholders, except as noted, is not discussed in this prospectus. Accordingly, you are urged to consult your own tax advisors with respect to the federal, state, local, foreign, and non-income tax consequences of your participation in the Plan.

DESCRIPTION OF COMMON STOCK

General

The following is a summary of certain rights and privileges of NW Holdings’ common stock. This summary description does not purport to be complete. Reference is made to the laws of the State of Oregon, NW Holdings’ Amended and Restated Articles of Incorporation and Amended and Restated Bylaws, which are incorporated herein by reference. The following statements are qualified in their entirety by such references.

Under NW Holdings’ Amended and Restated Articles of Incorporation, NW Holdings is authorized to issue 100,000,000 shares of common stock and 3,500,000 shares of preferred stock.

The Board of Directors is authorized under NW Holding’s Amended and Restated Articles of Incorporation to provide for the issuance from time to time of preferred stock in one or more series, and as to each series to fix and determine the relative rights and preferences, serial designation, dividend rate, redemption prices, voluntary and involuntary liquidation prices, sinking fund provisions for the redemption or purchase of shares, if any, and conversion provisions, if any, applicable to shares of such series.

Dividends and Liquidation Rights

Except as hereinafter stated, the common stock is entitled to receive such dividends as are declared by the Board of Directors and to receive ratably on liquidation any assets which remain after payment of liabilities. NW Holdings has an authorized class of senior capital stock, referred to as preferred stock, none of which is currently outstanding. NW Holdings’ preferred stock is entitled, in preference to the common stock, (1) to cumulative dividends at the annual rate fixed for each series by the Board of Directors, and (2) in voluntary and involuntary liquidation, to the amounts fixed for each series by the Board of Directors, plus in each case, unpaid accumulated dividends.

Dividend Limitations

Should dividends on the preferred stock be in arrears, no dividends on the common stock may be paid or declared. Future series of the preferred stock could contain sinking fund, purchase or redemption obligations under which no dividends on the common stock may be paid or declared while such obligations are in default. Common stock dividends also may be restricted by the provisions of future instruments pursuant to which NW Holdings may issue long-term debt.

Voting Rights

Except as provided by law or by resolutions establishing any series of preferred stock, only the common stock has voting rights. Cumulative voting is permitted by the Amended and Restated Articles of Incorporation to holders of common stock at elections of directors.

Classification of the Board of Directors

The Board of Directors of NW Holdings may consist of not less than nine nor more than thirteen persons, as determined by the Board, divided into three classes as nearly equal in number as possible. The number of directors as of the date of this prospectus is eleven. One class is elected for a three-year term at each annual meeting of shareholders. Vacancies, including those resulting from an increase in the size of the Board, may be filled by a majority vote of the directors then in office, to serve until the next annual meeting of shareholders. One or more of the directors may be removed, with or without cause, by the affirmative vote of the holders of not less than two-thirds of the shares entitled to vote thereon; provided, however, that if fewer than all of the directors should be candidates for removal, no one of them shall be removed if the votes cast against such director’s removal would be sufficient to elect such director if then cumulatively voted at an election of the class of directors of which such director shall be a part. Except for those persons nominated by the Board, no person shall be eligible for election as a director unless a request from a shareholder entitled to vote in the election of directors that such person be nominated and such person’s consent thereto shall be delivered to the Secretary of NW Holdings within the time period specified in advance of the meeting at which such election shall be held. The foregoing provisions may not be amended or repealed except by the affirmative vote of the holders of not less than two-thirds of the shares entitled to vote at an election of directors.

Business Transactions with Related Persons

NW Holdings shall not enter into any business transaction with a related person or in which a related person shall have an interest (except proportionately as a shareholder of NW Holdings) without first obtaining both (1) the affirmative vote of the holders of not less than two-thirds of the outstanding shares of the capital stock of NW Holdings not held by such related person, and (2) the determination of a majority of the continuing directors that the cash or fair market value of the property, securities or other consideration to be received per share by the holders, other than such related person, of the shares of each class or series of the capital stock of NW Holdings in such business transaction shall not be less than the highest purchase price paid by such related person in acquiring any of its holdings of shares of the same class or series, unless the continuing directors by a majority vote shall either (a) have expressly approved the acquisition of the shares of the capital stock of NW Holdings that caused such related person to become a related person, or (b) have expressly approved such business transaction. As used in this paragraph: a “business transaction” includes a merger, consolidation, plan of exchange or recapitalization, a purchase, sale, lease, exchange, transfer, mortgage or other disposition of all or a substantial part (10% or more of the fair market value of the assets) of the property and assets of NW Holdings or a related person, an issuance, sale, exchange or other disposition of securities of NW Holdings and a liquidation, spin-off or dissolution; a “related person” includes a person, organization or group thereof owning 10% or more of the capital stock of NW Holdings; “continuing directors” are those directors who were directors of NW Holdings on the date the Amended and Restated Articles of Incorporation first became effective or whose nominations have been approved by a majority of the then continuing directors. The foregoing provisions may not be amended or repealed except by the affirmative vote of the holders of not less than two-thirds of the shares of the capital stock of NW Holdings (other than shares held by related persons).

Preemptive Rights

The holders of the common stock have no preemptive rights.

Certain Anti-Takeover Matters

NW Holdings’ Amended and Restated Articles of Incorporation and Amended and Restated Bylaws include a number of provisions that may have the effect of discouraging persons from acquiring large blocks of its stock or delaying or preventing a change in its control. The material provisions that may have such an effect include:

•	establishment of a classified Board of Directors, whereby approximately only one-third of the board stands for election each year;

•

limitations on certain business transactions (including mergers, consolidations, plans of exchange) with any person or entity and any persons or entities related thereto who beneficially own 10% or more of the capital stock of NW Holdings;

•	authorization for NW Holdings’ Board of Directors (subject to any applicable law) to issue preferred stock in series and to fix rights and preferences of the series;

•	advance notice procedures with respect to nominations of directors or proposals other than those adopted or recommended by NW Holdings’ Board of Directors; and

•

requirement that holders of not less than two-thirds of the shares entitled to vote are required to remove directors or to amend certain provisions of NW Holdings’ Amended and Restated Articles of Incorporation.

NW Holdings is subject to the provisions of sections 60.825 to 60.845 of the Oregon Business Corporation Act (Oregon Business Combinations Act) which generally provide that in the event a person or entity acquires 15% or more of NW Holdings’ voting stock (Interested Shareholder), NW Holdings and such Interested Shareholder and any affiliate may not engage in the following business combinations for a period of three years following the date that person became an Interested Shareholder:

•	a merger or plan of share exchange;

•

any sale, lease, mortgage or other disposition of the assets of the corporation where the assets have an aggregate market value equal to 10% or more of the aggregate market value of NW Holdings’ assets or outstanding capital stock; and

•	transactions that result in the issuance of capital stock to the shareholder that acquired 15% or more of the voting stock.

These restrictions do not apply if:

•

the Board of Directors approved either the business combination or the share acquisition that resulted in the person becoming an Interested Shareholder before the time such person became an Interested Shareholder;

•

as a result of the share acquisition, the person became an Interested Shareholder and 85% owner of the outstanding voting stock, excluding shares owned by persons who are directors and also officers and shares owned by certain employee benefit plans; or

•

on or after the date the person became an Interested Shareholder, the business combination transaction is approved by the Board of Directors and authorized by the affirmative vote of at least two-thirds of the outstanding voting stock not owned by the Interested Shareholder.

NW Holdings is also subject to the provisions of Sections 60.801 to 60.816 of the Oregon Business Corporation Act (Oregon Control Share Act), which generally provide that a person who acquires voting stock in a transaction which results in such person holding more than 20%, 33-1/3% or 50% of the total voting power cannot vote the shares it acquires in the acquisition unless voting rights are accorded to such control shares by the holders of a majority of the outstanding voting shares, excluding the control shares held by such person and shares held by officers and inside directors, and by the holders of a majority of the outstanding voting shares, including the control shares held by such person and shares held by officers and inside directors. This vote would be required at the time an acquiring person’s holdings exceed 20% of the total voting power, and again at the time the acquiring person’s holdings exceed 33-1/3% and 50%, respectively. The acquiring person may, but is not required to, submit to NW Holdings an “acquiring person statement” setting forth certain information about the acquiring person and its plans with respect to NW Holdings. The acquiring person statement may also request that NW Holdings call a special meeting of shareholders to determine whether the control shares will be allowed to retain voting rights. If the acquiring person does not request a special meeting of shareholders, the issue of voting rights of control shares will be considered at the next annual meeting or special meeting of shareholders that is held more than 60 days after the date of the acquisition of control shares. Shares are not deemed to be acquired in a control share acquisition if, among other things, they are acquired from the issuing corporation, or are issued pursuant to a plan of merger or exchange effected in compliance with the Oregon Business Corporation Act and the issuing corporation is a party to the merger or exchange agreement.

The Oregon Control Share Act and the Oregon Business Combinations Act have anti-takeover effects because they will encourage any potential acquirer to negotiate with NW Holdings’ Board of Directors and will also discourage potential acquirers unwilling to comply with the provisions of these laws. An Oregon corporation may provide in its articles of incorporation or bylaws that the laws described above do not apply to its shares. NW Holdings has not adopted such a provision.

NW Holdings is also subject to Oregon Revised Statutes Chapter 757.511 which generally provides that no person, directly or indirectly, shall acquire the power to exercise any substantial influence over the policies and actions of a public utility without first securing from the Oregon Public Utility Commission (OPUC) an order authorizing such acquisition if such person is, or by such acquisition would become, an “affiliated interest” with such public utility as defined by Oregon law. Any applicant requesting such an order bears the burden of showing that granting the application is in the public interest. This provision of Oregon law may have anti-takeover effects by subjecting potential acquisitions to OPUC review and approval.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the fiscal year ended December 31, 2020 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

LEGALITY

The legality of the common stock will be passed upon for NW Holdings by MardiLyn Saathoff, Esquire, Senior Vice President, Regulation and General Counsel of NW Holdings, and by Morgan, Lewis & Bockius LLP, New York, New York. Ms. Saathoff may rely upon the opinion of Morgan, Lewis & Bockius LLP as to certain legal matters arising under New York law. Morgan, Lewis & Bockius LLP may rely upon the opinion of Ms. Saathoff as to certain legal matters arising under Oregon law. Ms. Saathoff is regularly employed by NW Holdings, participates in various NW Holdings employee benefit plans under which she may receive shares of common stock and currently beneficially owns less than one percent of the outstanding shares of common stock of NW Holdings.

PROSPECTUS

NORTHWEST NATURAL GAS COMPANY

DEBT SECURITIES

PREFERRED STOCK

Northwest Natural Gas Company (NW Natural) may offer any combination of the securities described in this prospectus in one or more offerings from time to time and in amounts authorized from time to time. NW Natural will provide specific terms of its securities, including their offering prices, in supplements to this prospectus. The supplements may also add, update or change information contained in this prospectus. You should read this prospectus and any supplements carefully before you invest.

NW Natural may offer these securities directly or through underwriters, agents or dealers. The supplements to this prospectus will describe the terms of any particular plan of distribution, including any underwriting arrangements. The “Plan of Distribution” section on page 22 of this prospectus also provides more information on this topic.

See the discussion of risk factors on page 2 of this prospectus and as contained in NW Natural’s annual, quarterly and current reports filed with the Securities and Exchange Commission (SEC) under the Securities Exchange Act of 1934, as amended (Exchange Act), which are incorporated by reference into this prospectus, to read about certain factors you should consider before purchasing any of the securities being offered.

NW Natural’s principal executive offices are located at 250 SW Taylor Street, Portland, Oregon 97204, and its telephone number is (503) 226-4211.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 13, 2021.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that NW Natural filed with the SEC utilizing a “shelf” registration, or continuous offering, process. Under this shelf registration or continuous offering process, NW Natural, from time to time, may sell any combination of the securities described in this prospectus in one or more offerings. NW Natural may offer Debt Securities or Preferred Stock.

This prospectus provides you with a general description of the securities that NW Natural may offer. Each time NW Natural sells securities, it will provide a prospectus supplement that will contain specific information about the terms of that offering. Material United States federal income tax considerations applicable to the offered securities will be discussed in the applicable prospectus supplement, if necessary. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

For more detailed information about the securities, you can read the exhibits to the registration statement. Those exhibits have been either filed with the registration statement or incorporated by reference to earlier SEC filings listed in the registration statement.

WHERE YOU CAN FIND MORE INFORMATION

NW Natural files annual, quarterly and other reports and other information with the SEC.

In addition, the SEC maintains a Web site (http://www.sec.gov) that contains reports, proxy statements and other information filed electronically by NW Natural. NW Natural’s parent, Northwest Natural Holding Company (NW Holdings), also maintains a Web site (http://www.nwnaturalholdings.com). Information contained on NW Holdings’ Web site does not constitute part of this prospectus and is not incorporated by reference into this prospectus. The reference to NW Holdings’ Web site is intended to be an inactive textual reference only.

The SEC allows NW Natural to “incorporate by reference” the information that NW Natural files with the SEC, which means that NW Natural may, in this prospectus, disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. NW Natural is incorporating by reference the documents listed below (other than any portions of such documents that are deemed to be furnished and not filed) and any future filings NW Natural makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until the offering that this prospectus relates to is terminated. Information that NW Natural files in the future with the SEC will automatically update and supersede this information.

We hereby incorporate by reference into this prospectus the following documents that we have filed with the SEC:

•	NW Natural’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

1

•	NW Natural’s Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2021.

•	NW Natural’s Current Report on Form 8-K filed with the SEC on June 14, 2021.

You may request a copy of these documents, at no cost to you, by writing or calling Shareholder Services, Northwest Natural Holding Company, 250 SW Taylor Street, Portland, Oregon 97204, telephone 503-226-4211, extension 2402.

You should rely only on the information contained, or incorporated by reference, in this prospectus and any prospectus supplement. NW Natural has not, and any underwriters, agents or dealers have not, authorized anyone else to provide you with different information. NW Natural is not, and any underwriters, agents or dealers are not, making an offer of these securities or soliciting offers to buy these securities in any jurisdiction where the offer or solicitation is not permitted. You should not assume that the information contained in this prospectus and any prospectus supplement is accurate as of any date other than the date on the front of such document or that the information incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date of the document incorporated by reference.

FORWARD-LOOKING STATEMENTS

This prospectus does, and the documents incorporated herein by reference may, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (Securities Act), and Section 21E of the Exchange Act. Although NW Natural believes these statements are based on reasonable assumptions, no assurance can be given that actual results will not differ from those in the forward-looking statements contained herein and in the incorporated documents. The forward-looking statements contained herein and in the incorporated documents may be affected by various uncertainties. For a further discussion of forward-looking statements and of factors which may affect forward-looking statements contained herein and in the incorporated documents, see NW Natural’s most recent Annual Report on Form 10-K, any of its Quarterly Reports on Form 10-Q and any of its Current Reports on Form 8-K filed after that Annual Report on Form 10-K, as well as other filings made with the SEC that are incorporated by reference into this prospectus.

NW NATURAL

NW Natural is principally engaged in the distribution of natural gas in Oregon and southwest Washington. NW Natural and its predecessors have supplied gas service to the public since 1859. NW Natural is a wholly-owned subsidiary of NW Holdings, which is a utility holding company primarily engaged, through NW Natural, in the distribution of natural gas. NW Natural’s executive offices are located at 250 SW Taylor Street, Portland, Oregon 97204. Its telephone number is 503-226-4211.

RISK FACTORS

Investing in the securities involves certain risks. You are urged to read and consider the risk factors described in NW Natural’s annual, quarterly and current reports filed with the SEC

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under the Exchange Act, which are incorporated by reference into this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information NW Natural includes or incorporates by reference into this prospectus. You should also be aware that new risks may emerge in the future at any time, and NW Natural cannot predict such risks or estimate the extent to which they may affect NW Natural’s financial condition or performance. The prospectus supplement applicable to each type or series of securities NW Natural offers may contain a discussion of additional risks applicable to an investment in NW Natural and the particular type of securities NW Natural is offering under that prospectus supplement.

USE OF PROCEEDS

Unless otherwise stated in a prospectus supplement, the net proceeds to be received by NW Natural from the sale of these securities will be added to the general funds of NW Natural and used for corporate purposes, primarily to fund, in part, NW Natural’s ongoing utility construction program and for general corporate purposes.

The prospectus supplement relating to a particular offering of securities will identify the use of proceeds for that offering.

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DESCRIPTION OF DEBT SECURITIES

General

The following sections set forth certain general terms and provisions of NW Natural’s secured, unsecured and junior subordinated debt securities, consisting of first mortgage bonds and debentures, notes or other debt, that NW Natural may offer by this prospectus. NW Natural will describe the particular terms of the debt securities, and provisions that vary from those described below, in one or more prospectus supplements.

DESCRIPTION OF THE BONDS

General

NW Natural will issue its first mortgage bonds, in one or more series, under the Mortgage and Deed of Trust, dated as of July 1, 1946, to Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company) as trustee (the Mortgage Trustee), which has been amended and supplemented in the past and which may be supplemented again by one or more supplemental indentures relating to these securities. This Mortgage and Deed of Trust, as amended and supplemented, is referred to in this prospectus as the “Mortgage.” All first mortgage bonds issued or to be issued under the Mortgage, including the first mortgage bonds offered by this prospectus, are referred to herein as “First Mortgage Bonds.”

This section briefly summarizes some of the provisions of the First Mortgage Bonds and some of the provisions of the Mortgage and uses some terms that are not defined in this prospectus but that are defined in the Mortgage. This summary is not complete and is qualified in its entirety by reference to the Mortgage which has been filed with the SEC and is an exhibit to the registration statement filed with the SEC of which this prospectus is a part. You should read the Mortgage for a complete understanding of the provisions that may be important to you and for the definitions of some terms used in this summary.

Each series of First Mortgage Bonds may have different terms. NW Natural will include some or all of the following information about a specific series of First Mortgage Bonds in the prospectus supplement relating to those First Mortgage Bonds:

•	the designation of the series and the aggregate principal amount of those First Mortgage Bonds,

•	the interest rate(s) for those First Mortgage Bonds,

•	the currency or currencies in which payment of the principal of and interest on those First Mortgage Bonds may be made,

•	the date(s) on which those First Mortgage Bonds will mature,

•	the dates on which NW Natural will pay the interest on those First Mortgage Bonds and the date from which interest will accrue,

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•	the place(s) where the principal of and interest on those First Mortgage Bonds will be payable,

•	whether all or any portion of those First Mortgage Bonds will be issued to a designated depositary,

•	the additional place(s) for the payment of principal or interest or for the registration or transfer of those First Mortgage Bonds,

•

any terms or obligations of NW Natural relating to creation of a sinking fund with respect to those First Mortgage Bonds or permitting conversion of those First Mortgage Bonds into capital stock of NW Natural or another entity,

•	any terms permitting bondholders to exchange those First Mortgage Bonds for other securities,

•	any terms pursuant to which NW Natural may redeem any of those First Mortgage Bonds, and

•	any other terms or provisions relating to those First Mortgage Bonds that are not inconsistent with the provisions of the Mortgage.

Except as may otherwise be described in a prospectus supplement, the covenants contained in the Mortgage will not afford holders of the First Mortgage Bonds protection in the event of a highly-leveraged or similar transaction involving NW Natural or in the event of a change in control.

Reserved Amendment Rights

NW Natural has reserved the right to amend the Mortgage, without the consent or other action of the holders of any series of First Mortgage Bonds created after November 1, 2016 or Secured Medium-Term Notes, Series B with an issue date after November 1, 2016, to make the changes described below in this “Description of First Mortgage Bonds.” Holders of any series of First Mortgage Bonds created after November 1, 2016 and Secured Medium-Term Notes, Series B with an issue date after November 1, 2016, including First Mortgage Bonds that NW Natural may offer by this prospectus, are deemed to have consented to these amendments. This section briefly summarizes the reserved amendment rights. This summary is not complete. You should read this summary together with the twenty-second supplemental indenture, dated as of November 1, 2016, which has been filed with the SEC and is an exhibit to the registration statement filed with the SEC of which this prospectus is a part, together with the Mortgage for a complete understanding of the reserved amendment rights.

Form, Exchange and Payment

Unless otherwise specified in the prospectus supplement relating to First Mortgage Bonds, First Mortgage Bonds will be (1) issued in fully registered form in denominations of $1,000 or any amount in excess thereof that is an integral multiple of $1,000 and (2)

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exchangeable at the office of Deutsche Bank Trust Company Americas in New York City, without charge other than taxes or other governmental charges incident thereto, and principal, premium, if any, and interest will be payable at such office.

Security

First Mortgage Bonds issued or to be issued under the Mortgage are or will be secured by the Mortgage, which constitutes a first mortgage lien on certain gas utility properties owned from time to time by NW Natural (except as stated below).

The lien of the Mortgage is or may be subject to the following Excepted Encumbrances:

•

liens for taxes, assessments or governmental charges which are not delinquent or the validity of which is being contested at the time by NW Natural in good faith; and liens for workmen’s compensation awards and similar obligations which are not delinquent and undetermined liens or charges incidental to construction;

•

liens securing indebtedness, neither assumed nor guaranteed by NW Natural nor on which it customarily pays interest, existing on real property or rights in or relating to real property acquired by NW Natural for transmission line, transportation line, distribution line or right of way purposes;

•

rights of any municipality or public authority to terminate any right, power, franchise, grant, license or permit or to purchase or recapture or to designate a purchaser of any of the property of NW Natural or to control or regulate any property of NW Natural, or to use such property in a manner which does not materially impair the use of such property for the purposes for which it is held by NW Natural;

•

rights of others to take or receive any part of the power, gas, oil or other minerals or timber generated, developed, produced, manufactured, pumped or stored by, or grown on, or acquired with, any property of NW Natural;

•

easements, restrictions, exceptions or reservations in any property and/or rights of way of NW Natural for the purpose of roads, pipelines, transmission lines, distribution lines, removal of coal or other minerals or timber, and other like purposes, or for the joint or common use of real property, rights of way, facilities and/or equipment, and defects, irregularities and deficiencies in titles of any property and/or rights of way, which do not materially impair the use of such property and/or rights of way for the purposes for which such property and/or rights of way are held by NW Natural; or

•	any obligations or duties, affecting the property of NW Natural, to any municipality or public authority with respect to any franchise, grant, license or permit.

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In addition, the lien of the Mortgage is or may be subject to the following:

•	vendors’ liens, purchase money mortgages and liens on property that already exist at the time NW Natural acquires that property;

•	liens for labor, materials, supplies or other objects given priority by law; and

•	liens for taxes, assessments or other governmental charges given priority by law.

NW Natural has reserved the right to amend the Mortgage to restate the definition of Excepted Encumbrances to mean substantially the following:

•

tax liens, assessments and other governmental charges or requirements which are not delinquent or which are being contested in good faith and by appropriate proceedings or of which at least ten business days’ notice has not been given to NW Natural’s general counsel or to such other person designated by NW Natural to receive such notices;

•

mechanics’, workmen’s, repairmen’s, materialmen’s, warehousemen’s and carriers’ liens, other liens incident to construction, liens or privileges of any of NW Natural’s employees for salary or wages earned, but not yet payable, and other liens, including without limitation liens for worker’s compensation awards, arising in the ordinary course of business for charges or requirements which are not delinquent or which are being contested in good faith and by appropriate proceedings or of which at least ten business days’ notice has not been given to NW Natural’s general counsel or to such other person designated by NW Natural to receive such notices;

•	specified judgment liens;

•	easements, leases, reservations or other rights of others (including governmental entities) in, and defects of title in, NW Natural’s property;

•

liens securing indebtedness or other obligations relating to real property NW Natural acquired for specified transmission, distribution or communication purposes or for the purpose of obtaining rights of way;

•	specified leases and leasehold, license, franchise and permit interests;

•	liens resulting from law, rules, regulations, orders or rights of governmental authorities and specified liens required by law or governmental regulations;

•

liens to secure public obligations, rights of others to take minerals, timber, electric energy or capacity, gas, water, steam or other products produced by NW Natural or by others on NW Natural’s property;

•	rights and interests of persons other than NW Natural arising out of agreements relating to the common ownership or joint use of property, and liens on the interests of those persons in such property;

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•	restrictions on assignment and/or requirements of any assignee to qualify as a permitted assignee and/or public utility or public services corporation;

•	liens which have been bonded for the full amount in dispute or for the payment of which other adequate security arrangements have been made;

•

certain easements, ground leases and rights of way for the purpose of roads, pipelines, transmission lines, distribution lines, communication lines, railways, removal or transportation of coal, lignite, gas, oil or other minerals or timber, and other like purposes, or for the joint or common use of real property, rights of way, facilities and/or equipment, so long as such grant shall not materially impair the use of the property or rights of way for the purposes for which such property or rights of way are held by NW Natural; and

•	certain prepaid liens. (See Twenty-second Supplemental Indenture, Section 2.17 and the definition of Permitted Liens in Section 1.07.)

The following are excepted from the lien of the Mortgage:

(1)	cash and securities;

(2)	certain equipment, apparatus, materials or supplies;

(3)	aircraft, automobiles and other vehicles;

(4)	receivables, contracts, leases and operating agreements;

(5)	timber, minerals, mineral rights and royalties; and

(6)	all Natural Gas and Oil Production Property. (See Mortgage, pages 10-11 and Section 4.)

No stock, properties or other assets of NW Natural subsidiaries are subject to the Mortgage.

The Mortgage contains provisions that impose the lien of the Mortgage on property acquired by NW Natural after the date of the Mortgage, other than the excepted property described above and subject to pre-existing liens. However, if NW Natural consolidates, merges or sells substantially all of its assets to another entity, the lien created by the Mortgage will generally not cover the property of the successor, other than the mortgaged property it acquires from NW Natural and improvements, extensions, additions, renewals and replacements of that property. (See Mortgage, Article XVI.)

The Mortgage provides that the Mortgage Trustee shall have a lien upon the mortgaged property, prior to that of the First Mortgage Bonds, for the payment of its reasonable compensation and expenses and for indemnity against certain liabilities. This lien takes priority over the lien securing the First Mortgage Bonds. (See Mortgage, Section 96.)

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NW Natural has reserved the right to amend the Mortgage to add any one or more of following types of property to the list of excepted property described above:

(1)	any vessels or marine equipment;

(2)

any personal property of such character that the perfection of a security interest therein or other lien thereon is not governed by the Uniform Commercial Code in effect where NW Natural is organized or the property is located;

(3)	any general intangibles, including computer software;

(4)	any intellectual property rights;

(5)

any governmental and other licenses, permits, or franchises (other than NW Natural’s franchises, permits and licenses that are transferable and necessary for the operation of the mortgaged property); or

(6)	any unrecorded easements and rights of way.

NW Natural has also reserved the right to amend the Mortgage to subject any excepted property to the lien of the Mortgage and to define the term “mineral rights” for purposes of the Mortgage to exclude any rights or other property constructed, acquired or held primarily for the purpose of storing and withdrawing gas that has been injected into, or may from time to time may be injected into, storage reservoirs or other facilities located on or under real property, whether or not such rights or other property constitute “mineral rights” under applicable law. (See Twenty-second Supplemental Indenture, Sections 2.05, 2.08 and 2.23.)

Issuance of Additional First Mortgage Bonds

First Mortgage Bonds may be issued from time to time on the basis of:

(1)	70% of property additions, after adjustments to offset retirements (See “Modification of the Mortgage—Issuance of Additional First Mortgage Bonds,” below);

(2)	the retirement of First Mortgage Bonds or qualified lien bonds; or

(3)	the deposit of cash.

With certain exceptions in the case of (2) above, the issuance of First Mortgage Bonds must meet an earnings test. The adjusted net earnings before income taxes for 12 consecutive months out of the preceding 15 months must be at least twice the annual interest requirements on all First Mortgage Bonds at the time outstanding, including the First Mortgage Bonds being issued, and all indebtedness of prior rank.

For purposes of determining annual interest requirements, interest on First Mortgage Bonds or other indebtedness bearing interest at a variable interest rate shall be computed at the average of the interest rates borne by such First Mortgage Bonds or other indebtedness during

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the period of calculation or, if such First Mortgage Bonds or other indebtedness shall have been issued after such period or shall be the subject of pending applications, interest shall be computed at the initial rate borne upon issuance.

Property additions generally include gas, electric, steam or hot water property or gas by-product property acquired after March 31, 1946, but will not include certain assets, including securities, airplanes, automobiles or other vehicles, or natural gas transmission lines or Natural Gas and Oil Production Property. As of June 30, 2021, approximately $454.3 million of property additions were available for use as the basis for the issuance of First Mortgage Bonds. As of June 30, 2021, approximately $640.3 million of retired First Mortgage Bonds were available for use as the basis for the issuance of First Mortgage Bonds.

The Mortgage contains certain restrictions upon the issuance of First Mortgage Bonds against property subject to liens.

(See Mortgage, Sections 4-7, 20-30 and 46, Third Supplemental Indenture, Sections 3 and 4, Eighteenth Supplemental Indenture, Section 2.01, and Twenty-second Supplemental Indenture, Sections 1.03 and 1.04.)

NW Natural has reserved the right to amend the Mortgage (1) to delete the earnings test and (2) to modify the definition of property additions to mean all mortgaged property acquired or constructed by NW Natural after March 31, 1946. (See Twenty-second Supplemental Indenture, Sections 2.01 and 2.05.)

NW Natural has also reserved the right to amend the Mortgage to change the definition of funded property from time to time. To change the definition of funded property, NW Natural must deliver to the Mortgage Trustee an independent engineer’s certificate referred to as a “funded property certificate.” This funded property certificate will describe all or a portion of mortgaged property which has a fair value not less than the sum of the principal amount of the First Mortgage Bonds outstanding and the principal amount of the First Mortgage Bonds that NW Natural is entitled to have authenticated on the basis of retired First Mortgage Bonds divided by 70%. Once this funded property certificate is delivered to the Mortgage Trustee, the definition of “funded property” will mean any mortgaged property described in the funded property certificate. Property additions will become funded property when used under the Mortgage for the issuance of bonds, the release or retirement of funded property, or the withdrawal of cash deposited with the Mortgage Trustee for the issuance of bonds or the release of Funded property. (See Twenty-second Supplemental Indenture, Section 2.03.)

Release and Substitution of Property

Property may be released from the lien of the Mortgage, at the lesser of its cost or its fair value at the time that such property became funded property, on the basis of:

(1)	the deposit of cash or, to a limited extent, purchase money mortgages;

(2)	property additions acquired by NW Natural in the last five years; or

(3)	the waiver of the right to issue First Mortgage Bonds on the basis of retired First Mortgage Bonds, in each case without applying an earnings test.

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Cash so deposited as the basis for a release and cash deposited as the basis for the issuance of additional First Mortgage Bonds may be withdrawn upon the bases stated in (2) and (3) above without applying an earnings test. When property released is not funded property, property additions used to effect the release may again, in certain cases, become available as credits under the Mortgage, and the waiver of the right to issue First Mortgage Bonds to effect the release may, in certain cases, cease to be effective as such a waiver. Similar provisions are in effect as to cash proceeds of such property. The Mortgage contains special provisions with respect to qualified lien bonds pledged and the disposition of moneys received on pledged prior lien bonds. In addition, NW Natural may release unfunded mortgaged property if after such release at least one dollar of unfunded mortgaged property remains subject to the lien of the Mortgage. (See Mortgage, Sections 5, 31, 32, 37, 46 to 50, 59 to 61, 100 and 118, Eighteenth Supplemental Indenture, Section 2.03, and Twenty-second Supplemental Indenture, Sections 1.02 and 1.06.)

NW Natural has reserved the right to amend the Mortgage as follows:

•	to permit releases of property without the sale or disposition of such property;

•	to eliminate the limit on purchase money mortgages referred to in clause (1) above;

•	to eliminate the five-year limit on property additions referred to in clause (2) above; and

•

to increase the amount of property that may be released on the basis of clause (3) above to 10/7ths of aggregate principal amount of First Mortgage Bonds so waived. (See Twenty-second Supplemental Indenture, Sections 2.02, 2.20, 2.21 and 2.22.)

Satisfaction and Discharge of Mortgage

The lien of the Mortgage may be canceled and discharged whenever all indebtedness secured by the Mortgage has been paid. First Mortgage Bonds, or any portion of the principal amount thereof, will, prior to the maturity thereof, be deemed to have been paid for purposes of satisfying the lien of the Mortgage and shall not be deemed to be outstanding for any other purpose of the Mortgage if there shall have been deposited with the Mortgage Trustee either:

(1)	moneys in the necessary amount; or

(2)	(a)	direct obligations of the government of the United States of America; or

(b)	obligations guaranteed by the government of the United States of America; or

(c)

securities that are backed by obligations of the government of the United States of America as collateral under an arrangement by which the interest and principal payments on the collateral generally flow immediately through to the holder of the security,

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which in any case are not subject to redemption prior to maturity by anyone other than the holders, and the principal of and the interest on which when due, and without any regard to reinvestment thereof, shall be sufficient to pay when due the principal of, premium, if any, and interest due and to become due on said First Mortgage Bonds or portions thereof on the redemption date or maturity date thereof, as the case may be. (See Mortgage, Section 106 and Thirteenth Supplemental Indenture, Section 3.02.)

Defaults and Notice Thereof

Defaults are:

(1)	default in payment of principal;

(2)	default for 60 days in payment of interest or of installments of funds for the retirement of First Mortgage Bonds;

(3)	certain defaults with respect to qualified lien bonds;

(4)	certain events in bankruptcy, insolvency or reorganization; and

(5)	default for 90 days after notice in the case of a breach of certain other covenants.

The Mortgage Trustee may withhold notice of default (except in payment of principal, interest or any fund for the retirement of First Mortgage Bonds) if it thinks it is in the interest of the bondholders. (See Mortgage, Sections 65 and 66.)

Holders of 25% of the First Mortgage Bonds may declare the principal and the interest due on default, but a majority may annul such declaration if such default has been cured. There is no automatic acceleration even in the event of NW Natural’s bankruptcy, insolvency or reorganization. No holder of First Mortgage Bonds may enforce the lien of the Mortgage without giving the Mortgage Trustee written notice of a default and unless holders of 25% of the First Mortgage Bonds have requested the Mortgage Trustee to act and offered it reasonable opportunity to act and the Mortgage Trustee has failed to act. The Mortgage Trustee is not required to risk its funds or incur personal liability if there is reasonable ground for believing that the repayment is not reasonably assured. Holders of a majority of the First Mortgage Bonds may direct the time, method and place of conducting any proceedings for any remedy available to the Mortgage Trustee, or exercising any trust or power conferred upon the Mortgage Trustee, but the Mortgage Trustee is not required to follow such direction if not sufficiently indemnified for expenditures. (See Mortgage, Sections 67, 71, 80 and 94.)

Evidence to be Furnished to the Mortgage Trustee

Compliance with the Mortgage provisions is evidenced by written statements of NW Natural’s officers or persons selected by NW Natural. In certain major matters the accountant,

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engineer, appraiser or other expert must be independent. Various certificates and other papers, including an annual certificate with reference to compliance with the terms of the Mortgage and absence of defaults, are required to be filed annually and upon the occurrence of certain events. (See Mortgage, Sections 38, 41-46 and 121.)

Modification of the Mortgage

The rights of the bondholders may be modified with the consent of holders of 66 2/3% of the First Mortgage Bonds and, if less than all series of First Mortgage Bonds are affected, the consent also of holders of 66 2/3% of First Mortgage Bonds of each series affected. In general, no modification of the terms of payment of principal and interest, permitting liens prior or equal to the lien of the Mortgage, depriving a non-assenting bondholder of the benefit of a lien on the mortgaged property or reducing the percentage required for modification (except as provided above) will be effective against any bondholder without his or her consent. (See Ninth Supplemental Indenture, Section 6, and Twenty-second Supplemental Indenture, Section 1.01.)

NW Natural has reserved the right to amend the Mortgage to provide that the rights of the bondholders (other than those described above that require the consent of each affected bondholder) may be modified with the consent of the holders of a majority in aggregate principal amount of then outstanding First Mortgage Bonds, considered as one class, or if less than all of the series of First Mortgage Bonds outstanding are directly affected by a proposed amendment or modification, then the consent of the holders of only a majority in aggregate principal amount of the outstanding First Mortgage Bonds of all series that are directly affected, considered as one class. (See Twenty-second Supplemental Indenture, Section 2.15.)

NW Natural has reserved the right to amend the Mortgage to permit NW Natural and the Mortgage Trustee, without the consent of any holder of First Mortgage Bonds, to enter into one or more supplemental indentures for any of the following purposes:

•	to evidence the assumption by any permitted successor of NW Natural’s covenants in the Mortgage and in the First Mortgage Bonds;

•

to add one or more covenants or other provisions for the benefit of the holders of all or any series of First Mortgage Bonds, or to surrender any right or power conferred upon NW Natural and to make an occurrence of a default in performance of any such additional covenants, an additional “default”;

•

to correct or amplify the description of any property at any time subject to the lien of the Mortgage, or better to assure, convey and confirm unto the Mortgage Trustee any property subject or required to be subjected to the lien of the Mortgage, or to subject to the lien of the Mortgage additional property;

•

to change or eliminate or add any new provision to the Mortgage; provided, however, that no such change, elimination or addition will adversely affect the interests of the holders of First Mortgage Bonds of any series in any material respect;

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•	to establish the form or terms of First Mortgage Bonds of any other series as permitted by the Mortgage;

•	to provide for the procedures required to permit NW Natural to utilize, at its option, a non-certificated system of registration for all or any series of First Mortgage Bonds;

•

to change any place where principal, premium, if any, and interest shall be payable, First Mortgage Bonds may be surrendered for registration of transfer or exchange, and notices and demands to NW Natural may be served; and

•

to cure any ambiguity or inconsistency or to make any other changes or additions to the provisions of the Mortgage if such changes or additions will not adversely affect the interests of the holders of First Mortgage Bonds of any series in any material respect. (See Twenty-second Supplemental Indenture, Section 2.16.)

Consolidation, Merger and Conveyance of Assets

The Mortgage provides that NW Natural may consolidate with or merge into any other entity or convey, transfer or lease as, or substantially as, an entirety to any entity the mortgaged property, if:

•

such merger, consolidation, conveyance, transfer or lease is upon such terms as to preserve, and in no respect impair, the lien and security of the Mortgage and the rights and powers of the Mortgage Trustee and the holders of First Mortgage Bonds;

•	the survivor or successor corporation expressly assumes by supplemental indenture NW Natural’s obligations on all First Mortgage Bonds then outstanding and under the Mortgage; and

•

in the case of a lease, such lease is made expressly subject to termination by NW Natural or by the Mortgage Trustee and by the purchaser of the property so leased at any sale thereof at any time during the continuance of a default under the Mortgage.

In the case of the conveyance or other transfer of the mortgaged property as, or substantially as, an entirety to another corporation, upon the satisfaction of all the conditions described above, such corporation would succeed and be substituted for NW Natural under the Mortgage.

The Mortgage does not prevent or restrict any conveyance or other transfer, or lease, of any part of the mortgaged property that does not constitute the entirety, or substantially the entirety, of the mortgaged property.

Although NW Natural’s successor may, in its sole discretion, subject to the lien of the Mortgage any property then owned or thereafter acquired by the successor, the lien of the Mortgage generally will not cover the property of the successor other than the mortgaged property it acquires from NW Natural and improvements, extensions and additions to such property and renewals, replacements and substitutions thereof, within the meaning of the Mortgage.

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The terms of the Mortgage do not restrict mergers in which NW Natural is the surviving entity. (See Mortgage, Sections 85, 86 and 87.)

NW Natural has reserved the right to amend the Mortgage as follows:

•

to provide that, in the case of a consolidation or merger after the consummation of which NW Natural would be the surviving or resulting entity, unless NW Natural otherwise provides in a supplemental indenture to the Mortgage, the lien of the Mortgage will generally not cover any of the properties acquired by NW Natural in or as a result of such transaction or any improvements, extensions or additions to those properties;

•

to provide that any conveyance, transfer or lease of any of NW Natural’s properties where NW Natural retains mortgaged property with a fair value in excess of 10/7ths of the aggregate principal amount of all outstanding First Mortgage Bonds, and any other outstanding debt secured by a purchase money lien that ranks equally with, or senior to, the First Mortgage Bonds with respect to the mortgaged property, shall not be deemed to be a conveyance, transfer or lease of all or substantially all of the mortgaged property. This fair value will be determined within 90 days of the conveyance, transfer or lease by an independent expert that NW Natural selects; and

•

to provide that if NW Natural transfers all or substantially all of the mortgaged property as an entirety to a successor entity as described above, NW Natural may be released of all of its obligations under the Mortgage or any First Mortgage Bonds assumed by such successor. (See Twenty-second Supplemental Indenture, Sections 2.09, 2.10 and 2.18.)

The Mortgage Trustee

Deutsche Bank Trust Company Americas also serves as the Indenture Trustee under the Indenture under which the Indenture Securities, as defined below, are issued.

NW Natural has reserved the right to amend the Mortgage without the consent or other action by the holders of First Mortgage Bonds to provide that, so long as no default has occurred and is continuing and except with respect to a Mortgage Trustee appointed by act of the bondholders, if NW Natural has delivered to the Mortgage Trustee a board resolution appointing a successor Mortgage Trustee and the successor has accepted the appointment in accordance with the terms of the Mortgage, the Mortgage Trustee will be deemed to have resigned and the successor will be deemed to have been appointed as Mortgage Trustee in accordance with the Mortgage. (See Twenty-second Supplemental Indenture, Section 2.11.)

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DESCRIPTION OF THE UNSECURED DEBT SECURITIES

General

NW Natural will issue its unsecured debt securities, in one or more series, under an Indenture, dated as of June 1, 1991, between NW Natural and Deutsche Bank Trust Company Americas, as trustee (Indenture Trustee). This Indenture, as it may be amended and supplemented from time to time, is referred to in this prospectus as the “Indenture.” These unsecured debt securities offered by this prospectus are referred to in this prospectus as the “Unsecured Debt Securities.”

The Indenture provides for the issuance of debentures, notes or other debt by NW Natural in an unlimited amount from time to time. The Unsecured Debt Securities and all other debentures, notes or other debt of NW Natural issued or to be issued under the Indenture are collectively referred to in this prospectus as the “Indenture Securities.”

The Indenture does not limit the amount of debt, secured or unsecured, which may be issued by NW Natural.

Indenture Securities will rank equally with all other unsecured and unsubordinated indebtedness of NW Natural. Substantially all of the gas plants, distribution systems and certain other materially important physical properties of NW Natural are subject to the lien of the Mortgage securing the First Mortgage Bonds. (See “Description of the Bonds—Security” and “—Issuance of Additional First Mortgage Bonds”, above.)

This section briefly summarizes some of the provisions of the Unsecured Debt Securities and some of the provisions of the Indenture and uses some terms that are not defined in this prospectus but that are defined in the Indenture. This summary is not complete and is qualified in its entirety by the Indenture which is on file with the SEC. You should read the Indenture for a complete understanding of the provisions that may be important to you and for the definitions of some terms used in this summary.

Each series of Unsecured Debt Securities may have different terms. NW Natural will include some or all of the following information about a specific series of Unsecured Debt Securities in the prospectus supplement(s) relating to those Unsecured Debt Securities:

•	the title of those Unsecured Debt Securities;

•	any limit upon the aggregate principal amount of those Unsecured Debt Securities;

•	whether those Unsecured Debt Securities will be offered on a periodic basis, with the specific terms of such Unsecured Debt Securities to be determined upon their issuance;

•	the date(s) on which, and the manner in which, NW Natural will pay the principal of those Unsecured Debt Securities;

•	the rate(s) of interest on those Unsecured Debt Securities, or how the rate(s) of interest will be determined, the date(s) from which interest will accrue, the dates on which NW

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Natural will pay interest, the record date for any interest payable on any interest payment date, the manner in which such interest shall be payable, and the basis of computation of interest;

•

the place(s) at which or methods by which the registered owners of those Unsecured Debt Securities may transfer or exchange those Unsecured Debt Securities and serve notices and demands to or upon NW Natural;

•	any date(s) on which, the price(s) at which and the terms and conditions upon which those Unsecured Debt Securities may be redeemed, in whole or in part, at the option of NW Natural;

•

any obligation of NW Natural, and the terms and conditions thereof, to redeem or repurchase those Unsecured Debt Securities, pursuant to any sinking fund or other provisions that would obligate NW Natural to repurchase or redeem those Unsecured Debt Securities;

•	the denominations in which NW Natural may issue those Unsecured Debt Securities, if other than denominations of $1,000 and any integral multiple of $1,000;

•

whether the amount of payments of principal of, or premium, if any, or interest on those Unsecured Debt Securities, may be determined with reference to an index, and, if so the manner in which such amounts shall be determined;

•

the portion of the principal amount of those Unsecured Debt Securities that NW Natural will pay upon declaration of acceleration of the maturity of those Unsecured Debt Securities, if other than the entire principal amount of those Unsecured Debt Securities;

•

any events of default with respect to those Unsecured Debt Securities and any covenants of NW Natural for the benefit of the registered owners of those Unsecured Debt Securities, other than those specified in this prospectus;

•	the terms, if any, pursuant to which those Unsecured Debt Securities may be converted into or exchanged for shares of capital stock or other securities of NW Natural or any other entity;

•

the person to whom NW Natural will pay interest on those Unsecured Debt Securities on any interest payment date, if other than the person in whose name those Unsecured Debt Securities are registered at the close of business on the record date for that interest payment;

•	the amount and terms of a service charge, if any, for the registration of transfer or exchange of those Unsecured Debt Securities;

•	any exceptions to the definition of Legal Holiday or variation in the definition of Business Day under the Indenture with respect to those Unsecured Debt Securities;

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•	the terms, if any, required to permit those Unsecured Debt Securities to be registered pursuant to a non-certificated system of registration; and

•	any other terms of those Unsecured Debt Securities that are not inconsistent with the provisions of the Indenture.

Except as may otherwise be described in a prospectus supplement, the covenants contained in the Indenture will not afford holders of the Unsecured Debt Securities protection in the event of a highly-leveraged or similar transaction involving NW Natural or in the event of a change in control.

Form, Exchange and Payment

Unless otherwise specified in the prospectus supplement relating to the Unsecured Debt Securities, the Unsecured Debt Securities will be (1) issued in fully registered form in denominations of $1,000 or any amount in excess thereof that is an integral multiple of $1,000 and (2) exchangeable at the office of Deutsche Bank Trust Company Americas in New York City, without charge other than taxes or other governmental charges incident thereto, and principal, premium, if any, and interest will be payable at such office.

Defeasance

The principal amount of the Unsecured Debt Securities of any series issued under the Indenture will be deemed to have been paid for purposes of the Indenture and the entire indebtedness of NW Natural in respect thereof will be deemed to have been satisfied and discharged, if there shall have been irrevocably deposited with the Indenture Trustee, in trust:

(1)	money in an amount which will be sufficient; or

(2)

in the case of a deposit made prior to the maturity of those Unsecured Debt Securities, Government Obligations (as defined below), which do not contain provisions permitting the redemption or other prepayment thereof at the option of the issuer thereof, the principal of and the interest on which when due, without any regard to reinvestment thereof, will provide moneys which, together with the money, if any, deposited with or held by the Indenture Trustee, will be sufficient; or

(3)	a combination of (1) and (2) which will be sufficient,

to pay when due the principal of and premium, if any, and interest, if any, due and to become due on the Unsecured Debt Securities of that series that are outstanding. For this purpose, Government Obligations include direct obligations of, or obligations unconditionally guaranteed by, the United States of America entitled to the benefit of the full faith and credit thereof and certificates, depositary receipts or other instruments which evidence a direct ownership interest in such obligations or in any specific interest or principal payments due in respect thereof. (See Indenture, Sections 101, 701.)

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If NW Natural deposits any money and/or Government Obligations with respect to the Unsecured Debt Securities of any series, or any portion of the principal amount thereof, prior to the maturity or redemption of such Unsecured Debt Securities or such portion of the principal amount thereof, for the satisfaction or discharge of the indebtedness of NW Natural in respect to such Unsecured Debt Securities or such portion thereof as described in Section 701 of the Indenture, NW Natural shall deliver to the Indenture Trustee either:

(1)

an instrument wherein NW Natural, notwithstanding such satisfaction and discharge, shall assume the obligation to irrevocably deposit with the Indenture Trustee such additional sums of money, if any, or additional Government Obligations, if any, or any combination thereof, at such time or times, as shall be necessary, together with the money and/or Government Obligations previously deposited, to pay when due the principal of and premium, if any, and interest due and to become due on such Unsecured Debt Securities or such portions thereof, all in accordance with and subject to the provisions of said Section 701; provided, however, that such instrument may state that the obligation of NW Natural to make additional deposits as described above shall be subject to the delivery to NW Natural by the Indenture Trustee of a notice asserting the amount of such deficiency accompanied by an opinion of an independent public accountant of nationally recognized standing, selected by the Indenture Trustee, showing the calculation thereof; or

(2)

an opinion of counsel to the effect that the holders of such Unsecured Debt Securities, or such portions of the principal amount thereof, will not recognize income, gain or loss for United States federal income tax purposes as a result of such satisfaction and discharge and will be subject to United States federal income tax on the same amounts, at the same times and in the same manner as if such satisfaction and discharge had not been effected.

In the event that NW Natural shall elect to deliver to the Indenture Trustee an instrument as described in clause (1) of the preceding paragraph in connection with any such deposit of money and/or Government Obligations with the Indenture Trustee, under current applicable United States federal income tax regulations, the holders of such Unsecured Debt Securities, or such portions thereof, will not recognize income, gain or loss for United States federal income tax purposes as a result of such satisfaction and discharge and will be subject to United States federal income tax on the same amounts, at the same times and in the same manner as if such deposit had not been effected. There can be no assurance that such United States federal income tax regulations will not change such that, as a result of such deposit and delivery by NW Natural of such instrument, holders of Unsecured Debt Securities may recognize income, gain or loss for United States federal income tax purposes and may not be subject to United States federal income tax on the same amounts, at the same times and in the same manner as if such deposit had not been made.

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Events of Default and Notice Thereof

Events of default are:

(1)	default for three business days in payment of principal;

(2)	default for 60 days in payment of interest;

(3)	certain events in bankruptcy, insolvency or reorganization;

(4)	default for 90 days after notice in the case of a breach of any other covenant; and

(5)	any other event of default specified with respect to the Indenture Securities of a particular series.

No event of default with respect to a series of Indenture Securities necessarily constitutes an event of default with respect to the Indenture Securities of any other series.

The Indenture Trustee may withhold notice of default (except in payment of principal, interest or any funds for the retirement of Indenture Securities) if it, in good faith, determines that withholding of such notice is in the interest of the holders of the Indenture Securities. (See Indenture, Sections 801 and 903.)

Either the Indenture Trustee or the holders of not less than 33% in principal amount (or such lesser amount as may be provided in the case of discount Indenture Securities) of the outstanding Indenture Securities of all defaulted series, considered as one class, may declare the principal and interest on such series due on default, but NW Natural may annul such default by effecting its cure and paying overdue interest and principal. There is no automatic acceleration even in the event of NW Natural’s bankruptcy, insolvency or reorganization. No holder of Indenture Securities may enforce the Indenture without having given the Indenture Trustee written notice of default, and unless the holders of a majority of the Indenture Securities of all defaulted series, considered as one class, shall have requested the Indenture Trustee to act and offered reasonable indemnity, and for 60 days the Indenture Trustee shall have failed to act. But, each holder has an absolute right to receive payment of principal and interest when due and to institute suit for the enforcement of such payment. The Indenture Trustee is not required to risk its funds or incur any financial liability if it has reasonable grounds to believe that repayment is not reasonably assured.

The holders of a majority of the Indenture Securities of all defaulted series, considered as one class, may direct the time, method and place of conducting any proceedings for any remedy available to the Indenture Trustee, or exercising any trust or power conferred on the Indenture Trustee, with respect to the Indenture Securities of such series, but the Indenture Trustee is not required to follow such direction if not sufficiently indemnified and the Indenture Trustee may take any other action it deems proper which is not inconsistent with such direction. (See Indenture, Sections 802, 807, 808, 812 and 902.)

Evidence to be Furnished to the Indenture Trustee

Compliance with the Indenture provisions will be evidenced by written statements of NW Natural’s officers. An annual certificate with reference to compliance with the covenants and conditions of the Indenture and the absence of defaults is required to be filed with the Indenture Trustee. (See Indenture, Section 1004.)

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Modification of the Indenture

The rights of the holders of the Indenture Securities may be modified with the consent of the holders of a majority of the Indenture Securities of all series or Tranches, as defined below, affected, considered as one class. However, certain specified rights of the holders of Indenture Securities may be modified without the consent of the holders if such modification would not be deemed to adversely affect their interests in any material respect.

In general, no modification of the terms of payment of principal and interest, no reduction of the percentage in principal amount of the Indenture Securities outstanding under such series required to consent to any supplemental indenture or waiver under the Indenture, no reduction of such percentage necessary for quorum and voting, and no modification of certain of the provisions in the Indenture relating to supplemental indentures, waivers of certain covenants and waivers of past defaults is effective against any holder of Indenture Securities without the consent of such holder. “Tranche” means a group of Indenture Securities which are of the same series and have identical terms except as to principal amount and/or date of issuance. (See Indenture, Article Twelve.)

The Indenture Trustee

Deutsche Bank Trust Company Americas also serves as the Mortgage Trustee under the Mortgage under which the First Mortgage Bonds are issued.

DESCRIPTION OF PREFERRED STOCK

General

The following is a summary of certain rights and privileges of NW Natural’s preferred stock. This summary description does not purport to be complete. Reference is made to the laws of the State of Oregon, NW Natural’s Amended and Restated Articles of Incorporation and Bylaws, and any articles of amendment to the Amended and Restated Articles of Incorporation establishing a particular series of preferred stock that are filed with the SEC and incorporated herein by reference. The following statements are qualified in their entirety by such references.

The Board of Directors is authorized under NW Natural’s Amended and Restated Articles of Incorporation to provide for the issuance from time to time of preferred stock in one or more series, and as to each series to fix and determine the relative rights and preferences, serial designation, dividend rate, redemption prices, voluntary and involuntary liquidation prices, sinking fund provisions for the redemption or purchase of shares, if any, and conversion provisions, if any, applicable to shares of such series. NW Natural will include some or all of this information about a specific series of preferred stock being offered under this prospectus in the prospectus supplement(s) relating to such series. As used herein, the term “preferred stock” includes all series.

Under NW Natural’s Amended and Restated Articles of Incorporation, NW Natural is authorized to issue 100,000,000 shares of common stock, 3,500,000 shares of preferred stock and one share of a separate class of junior preferred stock. The junior preferred stock is not entitled

21

to receive or participate in any dividends and does not have any voting rights other than as required by law except that NW Natural may not commence a voluntary bankruptcy filing without the consent of the holder of the junior preferred stock. At August 13, 2021, no shares of preferred stock and one share of junior preferred stock were outstanding and all of NW Natural’s common stock was held by its parent, NW Holdings.

Dividends and Liquidation Rights

Each series of the preferred stock shall be entitled, in preference to the common stock, (1) to dividends cumulative from the date of issue, at the rate fixed by the Board of Directors, payable quarterly on February 15, May 15, August 15 and November 15 in each year or on such other date or dates as the Board of Directors shall determine and (2) in voluntary and involuntary liquidation, to the amounts fixed for each series by the Board of Directors, plus in each case, unpaid accumulated dividends.

Voting Rights

Generally, only NW Natural’s common stock has voting rights. The common stock has cumulative voting rights with respect to the election of directors. The preferred stock shall have no right to vote in the election of directors or for any other purpose, except as may be otherwise provided by law or by resolutions establishing any series of preferred stock in accordance with NW Natural’s Amended and Restated Articles of Incorporation.

Dividend Limitations

Should dividends on the preferred stock be in arrears, no dividends on the common stock may be paid or declared.

PLAN OF DISTRIBUTION

NW Natural may sell the securities offered pursuant to this prospectus and one or more prospectus supplements (Offered Securities), on a continuous or delayed basis, in one or more series: (1) through one or more underwriters or dealers; (2) through one or more agents; (3) directly to a single purchaser or a limited number of purchasers; (4) through a combination of any such methods of sale; or (5) through other methods described in the applicable prospectus supplement. Any dealers and agents participating in the distribution of the Offered Securities may be deemed to be underwriters, and compensation received by them on resale of the Offered Securities may be deemed to be underwriting discounts.

Through Underwriters or Dealers

If underwriters are used in the sale, the Offered Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at the initial public offering price or at varying prices determined at the time of the sale. The Offered Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more managing underwriters. The underwriter or underwriters with respect to the Offered Securities will be named in the prospectus supplement relating to such offering and,

22

if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover page of such prospectus supplement. Unless otherwise set forth in such prospectus supplement, the obligations of the underwriters to purchase the Offered Securities offered by such prospectus supplement will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such Offered Securities if any are purchased. If a dealer is used in the sale, the securities will be sold to the dealer as principal. The dealer may then resell those securities at varying prices determined at the time of resale.

Through Agents

The Offered Securities may be sold through agents designated by NW Natural from time to time. A prospectus supplement will set forth the name of any agent involved in the offer or sale of the Offered Securities in respect of which such prospectus supplement is delivered as well as any commissions payable by NW Natural to such agent. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment.

Directly to One or More Purchasers

NW Natural may sell the Offered Securities directly to one or more purchasers. In this case, no underwriters or agents would be involved.

General Information

The prospectus supplement with respect to the Offered Securities will set forth the terms of the offering of such Offered Securities, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of such Offered Securities and the proceeds to NW Natural from such sale;

•	any underwriting discounts, agents’ commissions and other items constituting underwriting compensation;

•	any initial public offering price; and

•	any discounts or concessions allowed or reallowed or paid to dealers.

Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If so indicated in the prospectus supplement with respect to the Offered Securities, NW Natural may authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase the Offered Securities from NW Natural at the initial public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to those conditions set forth in such prospectus supplement, and such prospectus supplement will set forth the commission payable for solicitation of such contracts.

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The securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms, which are referred to herein as the “remarketing firms,” acting as principals for their own accounts or as our agent, as applicable. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act, in connection with the securities remarketed thereby.

We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately-negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement.

Agents, underwriters and dealers may be entitled under agreements entered into with NW Natural to indemnification by NW Natural against certain civil liabilities, including certain liabilities under the Securities Act or to contribution by NW Natural with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to NW Natural’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

LEGALITY

The legality of the securities will be passed upon for NW Natural by MardiLyn Saathoff, Esquire, Senior Vice President, Regulation and General Counsel of NW Natural, and by Morgan, Lewis & Bockius LLP, New York, New York. Ms. Saathoff may rely upon the opinion of Morgan, Lewis & Bockius LLP as to certain legal matters arising under New York law. Morgan, Lewis & Bockius LLP may rely upon the opinion of Ms. Saathoff as to certain legal matters arising under Oregon law. Ms. Saathoff is regularly employed by NW Natural, participates in various employee benefit plans under which she may receive shares of common stock of NW Holdings and currently beneficially owns less than one percent of the outstanding shares of common stock of NW Holdings.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

Filing Fee-Securities and Exchange Commission*
Fees of Trustees, including counsel and authentication fees**
Legal fees**
Accounting fees and expenses**
Rating Agencies’ fees**
Printing and engraving**
Listing fees***
Miscellaneous expense**
Total expenses**	$

*

Under Rules 456(b) and 457(r) under the Securities Act of 1933, the SEC registration fee will be paid at the time of any particular offering of securities under this registration statement, and, except with respect to common stock issuable by NW Holdings under the Dividend Reinvestment and Direct Stock Purchase Plan, is therefore not currently determinable. The registration fee is therefore deferred in accordance with Rules 456(b) and 457(r), other than as set forth on the cover page to this Registration Statement.

**

Because an indeterminate amount of securities is covered by this registration statement, the expenses in connection with the issuance and distribution of the securities are therefore not currently determinable.

***	The listing fee is based upon the principal amount of securities listed, if any, and is therefore not currently determinable.

Item 15.	Indemnification of Directors and Officers.

Northwest Natural Holding Company

The Oregon Business Corporation Act (Act) provides, in general, that a director or officer of a corporation who has been or is threatened to be made a defendant in a legal proceeding because that person is or was a director or officer of the corporation:

(1) shall be indemnified by the corporation for all expenses of such litigation when the director or officer is wholly successful on the merits or otherwise;

(2) may be indemnified by the corporation for the expenses, judgments, fines and amounts paid in settlement of such litigation (other than a derivative lawsuit) if he or she acted in good faith and in a manner reasonably believed to be in, or at least not opposed to, the best interests of the corporation (and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful); and

(3) may be indemnified by the corporation for expenses of a derivative lawsuit (a suit by a shareholder alleging a breach by a director or officer of a duty owed to the corporation) if he or she acted in good faith and in a manner reasonably believed to be in, or at least not opposed to, the best interests of the corporation, provided the director or officer is not adjudged liable to the corporation.

The Act also authorizes the advancement of litigation expenses to a director or officer upon receipt of a written affirmation of the director’s or officer’s good faith belief that the standard of conduct in Section (2) or (3) above has been met and an undertaking by such director or officer to repay such expenses if it is ultimately determined that he or she did not meet that standard and, therefore, is not entitled to be indemnified. The Act also provides that the indemnification provided thereunder shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise.

NW Holdings’ Amended and Restated Bylaws provide that NW Holdings shall indemnify directors and officers to the fullest extent permitted under the Act, thus making mandatory the discretionary indemnification authorized by the Act.

NW Holdings’ Amended and Restated Articles of Incorporation provide that NW Natural shall indemnify its officers and directors to the fullest extent permitted by law, which may be broader than the indemnification authorized by the Act.

NW Holdings has entered into indemnity agreements with its directors and officers which provide for indemnity to the fullest extent permitted by law and also alter or clarify the statutory indemnity in the following respects:

(1) prompt advancement of litigation expenses is provided if the director or officer makes the required affirmation and undertaking;

(2) the director or officer is permitted to enforce the indemnity obligation in court and the burden is on NW Holdings to prove that the director or officer is not entitled to indemnification;

(3) indemnity is explicitly provided for judgments and settlements in derivative actions;

(4) prompt indemnification is provided unless a determination is made that the director or officer is not entitled to indemnification; and

(5) partial indemnification is permitted if the director or officer is not entitled to full indemnification.

NW Holdings maintains in effect a policy of insurance providing for reimbursement to NW Holdings of payments made to directors and officers as indemnity for damages, judgments, settlements, costs and expenses incurred by them which NW Holdings may be required or permitted to make according to applicable law, common or statutory, or under provisions of its Amended and Restated Articles of Incorporation, Amended and Restated Bylaws or agreements effective under such laws.

Northwest Natural Gas Company

The Act provides, in general, that a director or officer of a corporation who has been or is threatened to be made a defendant in a legal proceeding because that person is or was a director or officer of the corporation:

(1) shall be indemnified by the corporation for all expenses of such litigation when the director or officer is wholly successful on the merits or otherwise;

(2) may be indemnified by the corporation for the expenses, judgments, fines and amounts paid in settlement of such litigation (other than a derivative lawsuit) if he or she acted in good faith and in a manner reasonably believed to be in, or at least not opposed to, the best interests of the corporation (and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful); and

(3) may be indemnified by the corporation for expenses of a derivative lawsuit (a suit by a shareholder alleging a breach by a director or officer of a duty owed to the corporation) if he or she acted in good faith and in a manner reasonably believed to be in, or at least not opposed to, the best interests of the corporation, provided the director or officer is not adjudged liable to the corporation.

The Act also authorizes the advancement of litigation expenses to a director or officer upon receipt of a written affirmation of the director’s or officer’s good faith belief that the standard of conduct in Section (2) or (3) above has been met and an undertaking by such director or officer to repay such expenses if it is ultimately determined that he or she did not meet that standard and, therefore, is not entitled to be indemnified. The Act also provides that the indemnification provided thereunder shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise.

NW Natural’s Bylaws provide that NW Natural shall indemnify directors and officers to the fullest extent permitted under the Act, thus making mandatory the discretionary indemnification authorized by the Act.

NW Natural’s Amended and Restated Articles of Incorporation provide that NW Natural shall indemnify its officers and directors to the fullest extent permitted by law, which may be broader than the indemnification authorized by the Act.

NW Natural has entered into indemnity agreements with its directors and officers which provide for indemnity to the fullest extent permitted by law and also alter or clarify the statutory indemnity in the following respects:

(1) prompt advancement of litigation expenses is provided if the director or officer makes the required affirmation and undertaking;

(2) the director or officer is permitted to enforce the indemnity obligation in court and the burden is on NW Natural to prove that the director or officer is not entitled to indemnification;

(3) indemnity is explicitly provided for judgments and settlements in derivative actions;

(4) prompt indemnification is provided unless a determination is made that the director or officer is not entitled to indemnification; and

(5) partial indemnification is permitted if the director or officer is not entitled to full indemnification.

NW Natural maintains in effect a policy of insurance providing for reimbursement to NW Natural of payments made to directors and officers as indemnity for damages, judgments, settlements, costs and expenses incurred by them which NW Natural may be required or permitted to make according to applicable law, common or statutory, or under provisions of its Amended and Restated Articles of Incorporation, Bylaws or agreements effective under such laws.

Item 16.	List of Exhibits.

Reference is made to the Exhibit Index immediately prior to the signature pages hereof.

Item 17.	Undertakings.

Each of the undersigned registrants hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, provided, however, that subsections (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those subsections is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) To file, if applicable, an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act of 1939.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities

(other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit No.	Description

+1(a)	Form of Underwriting Agreement relating to the debt securities of Northwest Natural Holding Company.

+1(b)	Form of Underwriting Agreement relating to the common stock of Northwest Natural Holding Company.

+1(c)	Form of Underwriting Agreement relating to the preferred stock of Northwest Natural Holding Company.

+1(d)	Form of Underwriting Agreement relating to the junior subordinated debentures of Northwest Natural Holding Company.

*1(e)	Distribution Agreement, dated March 18, 2009, among Northwest Natural Gas Company and the Agents party thereto (currently, BMO Capital Markets Corp., BofA Securities, Inc., CIBC World Markets Corp., J.P. Morgan Securities Inc., RBC Capital Markets, LLC, TD Securities (USA) LLC, U.S. Bancorp Investments, Inc., and Wells Fargo Securities, LLC) (incorporated by reference to Exhibit 1.1 to Form 8-K dated March 23, 2009, File No. 1-15973).

+1(f)	Form of Underwriting Agreement relating to the debt securities of Northwest Natural Gas Company.

+1(g)	Form of Underwriting Agreement relating to the preferred stock of Northwest Natural Gas Company.

*4(a)	Amended and Restated Articles of Incorporation of Northwest Natural Holding Company (incorporated by reference to Exhibit 3.1 to the Form 8-K dated October 1, 2018, File No. 1-38681).

*4(b)	Amended and Restated Bylaws of Northwest Natural Holding Company (incorporated by reference to Exhibit 3.1 to the Form 8-K dated June 3, 2021, File No. 1-38681).

*4(c)	Amended and Restated Articles of Incorporation of Northwest Natural Gas Company (incorporated by reference to Exhibit 3b. to the Form 10-K for the fiscal year ended December 31, 2020, File No. 1-15973).

*4(d)	Amended and Restated Bylaws of Northwest Natural Gas Company (incorporated by reference to Exhibit 3.2 to the Form 10-Q for the quarter ended June 30, 2021, File No. 1-15973).

*4(e)	Copy of Mortgage and Deed of Trust, dated as of July 1, 1946, to Bankers Trust Company (now Deutsche Bank Trust Company Americas), Trustee (incorporated by reference to Exhibit 7(j) in File No. 2-6494); and copies of Supplemental Indentures Nos. 1 through 14, dated, respectively, as of June 1, 1949, March 1, 1954, April 1, 1956, February 1, 1959, July 1, 1961, January 1, 1964, March 1, 1966, December 1, 1969, April 1, 1971, January 1, 1975, December 1, 1975, July 1, 1981, June 1, 1985, and November 1, 1985 (incorporated by reference to Exhibit 4(d) in File No. 33-1929); Supplemental Indenture No. 15 to the Mortgage and Deed of Trust, dated as of July 1, 1986 (incorporated by reference to Exhibit (4)(c) in File No. 33-24168); Supplemental Indentures Nos. 16, 17, and 18 to the Mortgage and Deed of Trust, dated, respectively, as of November 1, 1988, October 1, 1989 and July 1, 1990 (incorporated by reference to Exhibit (4)(c) in File No. 33-40482); and Supplemental Indenture No. 19 to the Mortgage and Deed of Trust, dated as of June 1, 1991 (incorporated by reference to Exhibit 4(c) in File No. 33-64014.)

*4(f)	Supplemental Indenture No. 20 to the Mortgage and Deed of Trust, dated as of June 1, 1993 (incorporated by reference to Exhibit 4a.(1) to the Form 10-K for the fiscal year ended December 31, 1993, File No. 33-53795).

*4(g)	Supplemental Indenture No. 21 to the Mortgage and Deed of Trust, dated as of October 15, 2012 (incorporated by reference to Exhibit 4.1 to Form 8-K dated October 31, 2012, File No. 1-15973).

*4(h)	Supplemental Indenture No. 22 to the Mortgage and Deed of Trust, dated as of November 1, 2016 (incorporated by reference to Exhibit 4.1 to the Form 10-Q for the quarter ended September 30, 2016, File No. 1-15973).

*4(i)	Supplemental Indenture No. 23 to the Mortgage and Deed of Trust, dated as of September 1, 2018 (incorporated by reference to Exhibit 4(a) to Form 8-K dated September 10, 2018, File No. 1-15973).

*4(j)	Form of Supplemental Indenture relating to First Mortgage Bonds (incorporated by reference to Exhibit 4(f) to Form S-3 filed with the SEC on February 9, 2004, File No. 333-112604).

*4(k)	Form of First Mortgage Bond (incorporated by reference to Exhibit 4(g) to Form S-3 filed with the SEC on February 9, 2004, File No. 333-112604).

*4(l)	Copy of Indenture, dated as of June 1, 1991, to Bankers Trust Company (now Deutsche Bank Trust Company Americas), Trustee, relating to the Unsecured Debt Securities (incorporated by reference to Exhibit 4(e) in File No. 33-64014).

*4(m)	Form of Officers’ Certificate, together with form of fixed rate unsecured note, establishing the issuance of one or more series of Unsecured Debt Securities of Northwest Natural Gas Company (including the form of Unsecured Debt Security) (incorporated by reference to Exhibit 4(j) to Form S-3 filed with the SEC on February 9, 2004, File No. 333-112604).

*4(n)	Form of Indenture relating to junior subordinated debentures of Northwest Natural Holding Company (incorporated by reference to Exhibit 4(n) to Form S-3 filed with the SEC on October 2, 2018, File No. 333-227662).

*4(o)	Form of Officer’s Certificate, together with form of junior subordinated debentures of Northwest Natural Holding Company (incorporated by reference to Exhibit 4(o) to Form S-3 filed with the SEC on October 2, 2018, File No. 333-227662).

*4(p)	Form of Indenture relating to Debt Securities of Northwest Natural Holding Company (incorporated by reference to Exhibit 4(p) to Form S-3 filed with the SEC on October 2, 2018, File No. 333-227662).

*4(q)	Form of Officer’s Certificate relating to Debt Securities of Northwest Natural Holding Company (incorporated by reference to Exhibit 4(q) to Form S-3 filed with the SEC on October 2, 2018, File No. 333-227662).

5(a)	Opinion of MardiLyn Saathoff, Esquire, regarding the validity of the securities.

5(b)	Opinion of Morgan, Lewis & Bockius LLP, regarding the validity of the securities.

23(a)	Consent of PricewaterhouseCoopers LLP - Northwest Natural Holding Company.

23(b)	Consent of PricewaterhouseCoopers LLP - Northwest Natural Gas Company.

23(c)	The consent of MardiLyn Saathoff, Esquire is included in her opinion filed as Exhibit 5(a).

23(d)	The consent of Morgan, Lewis & Bockius LLP is included in its opinion filed as Exhibit 5(b).

24(a)	Power of Attorney relating to Northwest Natural Holding Company (see page II-12).

24(b)	Power of Attorney relating to Northwest Natural Gas Company (see page II-14).

25(a)	Statement of Eligibility of the Mortgage Trustee on Form T-1 related to the first mortgage bonds of Northwest Natural Gas Company.

25(b)	Statement of Eligibility of the Indenture Trustee on Form T-1 related to the unsecured debt securities of Northwest Natural Gas Company.

++25(c)	Statement of Eligibility of the Indenture Trustee on Form T-1 related to the debt securities of Northwest Natural Holding Company.

++25(d)	Statement of Eligibility of the Indenture Trustee on Form T-1 related to the junior subordinated debentures of Northwest Natural Holding Company.

*	Incorporated by reference herein as indicated.
+	To be filed by amendment or pursuant to a report to be filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 if applicable.
++	To be filed by amendment or pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939 if applicable.

POWER OF ATTORNEY

Each director and/or officer of the registrant whose signature appears hereinafter hereby appoints David H. Anderson, Frank H. Burkhartsmeyer, Brody J. Wilson, MardiLyn Saathoff, and Shawn M. Filippi as the Agents for Service named in this registration statement, and each of them severally, as his or her attorney-in-fact to sign in his or her name and behalf, in any and all capacities stated below, and to file with the Securities and Exchange Commission any and all amendments, including post-effective amendments, to this registration statement, and the registrant hereby also appoints each such Agent for Service as its attorney-in-fact with like authority to sign and file any such amendments in its name and behalf.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Northwest Natural Holding Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, and State of Oregon, on this 13th day of August, 2021.

NORTHWEST NATURAL HOLDING COMPANY

By:	/s/ David H. Anderson
David H. Anderson
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on this 13th day of August, 2021.

Signature	Title

/s/ David H. Anderson	Principal Executive Officer and Director
David H. Anderson,
President and Chief Executive Officer

/s/ Frank H. Burkhartsmeyer	Principal Financial Officer
Frank H. Burkhartsmeyer
Senior Vice President and Chief Financial Officer

/s/ Brody J. Wilson	Principal Accounting Officer
Brody J. Wilson
Vice President, Treasurer, Chief Accounting Officer and Controller

/s/ Timothy P. Boyle	Director
Timothy P. Boyle

/s/ Monica Enand	Director
Monica Enand

/s/ C. Scott Gibson	Director
C. Scott Gibson

/s/ Karen Lee	Director
Karen Lee

/s/ Dave McCurdy	Director
Dave McCurdy

/s/ Nathan I. Partain	Director
Nathan I. Partain

/s/ Jane L. Peverett	Director
Jane L. Peverett

/s/ Kenneth Thrasher	Director
Kenneth Thrasher

/s/ Malia H. Wasson	Director
Malia H. Wasson

/s/ Charles A. Wilhoite	Director
Charles A. Wilhoite

POWER OF ATTORNEY

Each director and/or officer of the registrant whose signature appears hereinafter hereby appoints David H. Anderson, Frank H. Burkhartsmeyer, Brody J. Wilson, MardiLyn Saathoff, and Shawn M. Filippi as the Agents for Service named in this registration statement, and each of them severally, as his or her attorney-in-fact to sign in his or her name and behalf, in any and all capacities stated below, and to file with the Securities and Exchange Commission any and all amendments, including post-effective amendments, to this registration statement, and the registrant hereby also appoints each such Agent for Service as its attorney-in-fact with like authority to sign and file any such amendments in its name and behalf.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Northwest Natural Gas Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, and State of Oregon, on this 13th day of August, 2021.

NORTHWEST NATURAL GAS COMPANY

By:	/s/ David H. Anderson
David H. Anderson
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on this 13th day of August, 2021.

Signature	Title

/s/ David H. Anderson	Principal Executive Officer and Director
David H. Anderson,
President and Chief Executive Officer

/s/ Frank H. Burkhartsmeyer	Principal Financial Officer
Frank H. Burkhartsmeyer
Senior Vice President and Chief Financial Officer

/s/ Brody J. Wilson	Principal Accounting Officer
Brody J. Wilson
Vice President, Treasurer, Chief Accounting Officer and Controller

/s/ Timothy P. Boyle	Director
Timothy P. Boyle

/s/ Monica Enand	Director
Monica Enand

/s/ C. Scott Gibson	Director
C. Scott Gibson

/s/ Karen Lee	Director
Karen Lee

/s/ Dave McCurdy	Director
Dave McCurdy

/s/ Nathan I. Partain	Director
Nathan I. Partain

/s/ Jane L. Peverett	Director
Jane L. Peverett

/s/ Kenneth Thrasher	Director
Kenneth Thrasher

/s/ Malia H. Wasson	Director
Malia H. Wasson

/s/ Charles A. Wilhoite	Director
Charles A. Wilhoite

/s/ Steven E. Wynne	Director
Steven E. Wynne